Exhibit 10.1

Execution Copy

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”), made and entered into as of March 27, 2018 by and between Equifax Inc., a Georgia corporation (together with its successors and assigns permitted under this Agreement, the “Company”) and Mark W. Begor (“you”) (each a “Party”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ you as its Chief Executive Officer as of and following the Effective Date (as defined below) and desires to memorialize the terms and conditions of such employment in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parties agree as follows:

1. TERM OF EMPLOYMENT

The term of employment under this Agreement shall commence effective as of the date your employment with the Company commences (the “Effective Date”), which the Parties expect to be on or around April 16, 2018, and will continue until terminated in accordance with the terms of Section 8 (the “Employment Period”). The Employment Period shall be freely terminable by either you or the Company, for any reason, at any time, with or without Cause or notice (except as set forth herein).

2. POSITION, DUTIES, AND RESPONSIBILITIES

(a) During the Employment Period, you shall be employed as the Chief Executive Officer of the Company and shall have the duties, responsibilities, and authority commensurate with your position as Chief Executive Officer of a publicly traded company of similar size and type as the Company and such other duties and responsibilities as shall be reasonably determined from time to time by the Company’s Board of Directors (the “Board”) considering your position. You, in carrying out your duties under this Agreement, shall report directly to the Board. During the Employment Period, the Company shall nominate you for service on the Board in accordance with the terms of the Company’s Bylaws and its corporate governance guidelines and recommend to stockholders that you be elected as a member of the Board. You agree to (i) serve on such boards of directors or other governing bodies of Affiliates of the Company (or other entities in which the Company has invested) and/or (ii) hold such officer or equivalent titles and positions of the Company and any of its Affiliates or the other entities, as the Board may request in its sole discretion, in any such case without additional compensation therefor, provided that such service in the case of (i) and (ii) are covered by the Company’s obligations as to indemnification and directors’ and officers’ liability insurance coverage.

(b) During the Employment Period, except for permitted vacation periods and periods of illness, you shall devote substantially all of your business time and attention to the performance of your duties hereunder and shall use your efforts, skills, and abilities to promote the Company’s interests. Notwithstanding the foregoing, you may (i) serve on any board of directors or committee thereof for an unrelated entity (whether public or private) with the prior express written consent of the Board (it being noted that the Company expects that such consent will not be sought until after the first anniversary of the Effective Date and that you will resign from any current board service no later than the Effective Date), (ii) serve on the boards of a reasonable number of trade associations and civic or charitable organizations, and (iii) manage personal investments, so long as such activities set forth in this Section 2(b) do not conflict or materially interfere with the effective discharge of your duties and responsibilities under Section 2(a) above or violate the provisions of Section 13 below or any restrictive covenants agreements to which you are or become subject (collectively with Section 13 below, the “Restrictive Covenants”).

(c) You shall perform your services as Chief Executive Officer primarily from the Company’s headquarters, which are currently located in Atlanta, Georgia, or such other location approved by the Board, and travel as reasonably required by your job duties. You agree that you will establish a residence for you and your wife in the Atlanta metropolitan area no later than six months from the Effective Date (the earlier of the date such residence is established or the end of such six-month period being the “Local Residence Date”).

3. BASE SALARY

You will be paid an annualized gross base salary, payable in accordance with the regular payroll practices of the Company, of $1.5 million, prorated for 2018 beginning with the Effective Date. The base salary may be increased (but not decreased) in the sole discretion of the Board or the Compensation Committee (such amount, as it may have been increased, the “Base Salary”).

4. ANNUAL BONUS OPPORTUNITY

During the Employment Period, you will be eligible to earn an annual bonus (the “Annual Bonus”) pursuant to the terms and conditions of the Company’s Annual Cash Bonus Plans, subject to your continued employment through the date on which payments are made under the applicable Annual Cash Bonus Plan, except as otherwise provided in Section 10 hereof related to termination of employment. For purposes of the Company’s Annual Cash Bonus Plans, your individual target bonus percentage shall be 100% of your Base Salary for the applicable year (the “Target Annual Bonus Opportunity”), with a maximum payout of 200% of actual Base Salary. The Board will determine the specific metrics for the Annual Bonus annually, after consultation with you (it being understood that initial metrics will include, among others, metrics related to data security remediation and absence of significant cybersecurity events). Your Target Annual Bonus Opportunity will be prorated for 2018 based on the period of time you are employed by the Company during the year.

5. EQUITY INTERESTS

(a) As soon as practicable following the release of the Company’s first quarter earnings for 2018 but, in any event, no later than May 15, 2018, the Company shall grant to you an initial equity award (the “Initial Award”) with a total value at grant (the “Grant Value”) of $7 million, consisting of (i) an award of $3.5 million in performance-based restricted stock units (the “Initial PRSU Award”), with the Grant Value thereof based on the closing price per share of the Company’s common stock on the grant date (the “Closing Price”), (ii) an award of $1.75 million in time-based restricted stock units, valued in the same manner as the Initial PRSU Award, and (iii) a stock option for shares of common stock of the Company with a Grant Value of $1.75 million, determined based on the Company’s methodology for granting stock options with a particular Grant Value, and with an exercise price per share equal to the Closing Price. The Initial Award shall be granted under the Equifax Inc. 2008 Omnibus Incentive Plan, Amended and Restated Effective May 2, 2013 (as it may be amended or replaced) (the “Stock Incentive Plan”), shall vest beginning with the Effective Date, and shall be subject to the terms and conditions of the agreements and notices under which the awards set forth in clauses (i), (ii), and (iii) above are issued, which will be in the forms attached hereto as Annexes I, II, and III, respectively.

(b) You will also receive a special grant (the “Special Grant”) with a Grant Value of $10 million, on the same date of grant and with the same terms as the Initial Award, except as otherwise provided in this Agreement (in reflection of the Special Grant’s status as “make whole” compensation), and divided among the forms of grant in the same proportions as the Initial Award, with the resulting forms as attached hereto as Annexes IV, V, and VI.

(c) You shall be eligible to receive additional annual equity grants beginning with the grants of annual equity awards to other senior executives in 2019, with grant timing, performance and vesting conditions, and type of award, determined by the Board or the Compensation Committee of the Board (the “Compensation Committee”), in its sole discretion, provided that the target annual Grant Value for you will be at least $7 million (the Initial Award, Special Grant and any subsequent equity grants made by the Company to you being referred to herein as “Awards”). Such further Awards will be made using the applicable forms of agreements then used for members of the Company’s senior leadership team, as modified to reflect or refer to the specific terms of this Agreement that are different from, or incremental to, the terms of such forms and may include further Restrictive Covenants to the extent, and only to the extent, consistent with Section 13(a) below.

6. EMPLOYEE BENEFIT PROGRAMS

During the Employment Period, you shall be entitled to participate in any employee incentive, savings, retirement, and welfare benefit plans and programs made available to the Company’s senior executive officer level employees generally, as such plans or programs may be in effect from time to time (and excluding any plans frozen as to participation before the Effective Date, such as the Supplemental Retirement Plan for Executives of Equifax Inc.), subject to satisfying the applicable eligibility requirements. The Company shall pay the expenses associated with your participation in such benefit plans to the same extent the Company pays the expenses associated with the participation by other similarly situated senior executive officer level employees of the Company. During the Employment Period, you shall be entitled to personal excess liability insurance comparable to the program for other senior executives until such time as the Compensation Committee may terminate such program for all senior executive officers, but you will not participate in the Company’s Executive Life and Supplemental Retirement Benefit Plan (U.S.), which is being phased out. In addition, you will receive:

(i) Diagnostic Health Care. During the Employment Period, the Company will reimburse you up to $5,000 annually (per calendar year) for physical examinations and other covered diagnostic health care services that are not otherwise covered by the Company’s medical plan.

(ii) Financial Planning and Tax Preparation. During the Employment Period, the Company will reimburse you up to $50,000 annually (per calendar year) incurred in financial planning and tax preparation services to be provided by the service providers of your choosing.

(iii) Vacation. You will be entitled to five weeks’ paid vacation time per year, accruing over time, with such accrual otherwise treated as provided by the Company’s policies as they may change from time to time.

7. REIMBURSEMENT OF EXPENSES

(a) Business Expenses. You are authorized to incur reasonable expenses in carrying out your duties and responsibilities under this Agreement and the Company shall promptly reimburse you for all reasonable business expenses incurred in connection with the performance of your duties hereunder, subject to your provision of reasonable documentation of such expenses in accordance with the Company’s business expense reimbursement policy as may be in effect from time to time.

(b) Relocation. You will receive a relocation package consistent with the Company’s Domestic Relocation Policy – Executive Program as of March 8, 2018 (the “Policy”), with the following modifications:

(i) You will receive a payment of $10,000 per month for temporary housing from the Effective Date through the Local Residence Date;

(ii) Trips (airfare) between your home and Atlanta will be provided for you and your wife through the Local Residence Date and not be subject to the Policy’s limits; and

(iii) The repayment provisions under the Policy will apply to Voluntary Resignation or termination for Cause but not resignation for Good Reason.

(c) Attorneys’ Fees. The Company shall pay your reasonable attorneys’ fees incurred in connection with the negotiation of this Agreement and related agreements. Payment of attorneys’ fees shall be made directly to your attorney following prompt receipt of an invoice from your attorney.

8. TERMINATION OF EMPLOYMENT

(a) Death. The Employment Period shall terminate upon your death.

(b) Disability. The Company shall be entitled to terminate your employment for Disability by written notice given to you while you are Disabled. “Disability” shall be deemed to have occurred if you have been unable to perform your material duties for at least one hundred eighty (180) calendar days in any three hundred and sixty-five (365) day period as a result of your physical or mental illness or incapacity. The termination of your employment by the Company for Disability shall not be considered a termination without Cause for purposes of this Agreement.

(c) For or Without Cause or Voluntarily (Other Than for Good Reason). The Company may terminate your employment for Cause or without Cause. You may voluntarily terminate your employment, other than for Good Reason (“Voluntary Resignation”), if you notify the Board of your intent to terminate your employment at least 30 days in advance of the Termination Date, provided that the Board may, in its discretion, accept such resignation effective as of an earlier date than such notice provides. For purposes of this Agreement, “Cause” shall mean your

(i) conviction or plea of guilty or nolo contendere to any felony;

(ii) willful misconduct that is materially injurious to the Company or any of its Affiliates (whether financially, reputationally or otherwise), where “Affiliate” of the Company means an entity that directly or indirectly Controls, is Controlled by, or is under common Control with the Company, and “Controls” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise;

(iii) willful and continued failure to perform your duties and responsibilities (other than as a result of physical or mental illness or injury) after receipt of written notice from the Board of such failure, provided that you shall have 30 days after the date of receipt of such notice in which to cure such failure (to the extent cure is possible);

(iv) gross negligence in managing the material risks of the Company or its Affiliates;

(v) material breach of this Agreement or of the Restrictive Covenants after receipt of written notice from the Board of such breach, provided that you shall have 30 days after the date of receipt of such notice in which to cure such breach (to the extent cure is possible);

(vi) material violations of law or the Company’s code of conduct or insider trading policy, any of which results in material financial or reputational harm to the Company; or

(vii) indictment (or the legal equivalent) for any felony or other serious crime involving moral turpitude.

If, within the 90 days (the “Review Period”) immediately following the Termination Date (as defined in Section 9(b)), it is discovered that you engaged in conduct that could have resulted in your employment with the Company being terminated for Cause, as such term is defined above, your employment shall, at the election of the Board, in its good faith discretion, be deemed to have been terminated for Cause retroactively to the Termination Date, or, to the extent legally permissible, to the earlier date on which the events giving rise to Cause occurred with respect to compensation paid after such earlier date; provided, however, that no Review Period will begin or extend beyond the consummation of a Change in Control that involves at least majority control and is also a change in control event as described in Treas. Reg. Section 1.409A-3(i)(5).

(d) Good Reason. You may terminate your employment with the Company for Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without your consent:

(i) demotion from position as Chief Executive Officer or material diminution in your duties, authority, and responsibilities;

(ii) reduction in Base Salary or the percentage of Base Salary under the Target Annual Bonus Opportunity;

(iii) a relocation of your primary work location of more than 35 miles; or

(iv) the material breach by the Company of (A) this Agreement, including the failure to make additional Awards with a target annual Grant Value and the other terms described in Section 5(c), or (B) any other material agreement with the Company;

provided that, within 90 days following the first occurrence of any of the events set forth in in this Section 8(d), you shall have delivered written notice to the Company of your intention to terminate your employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to your right to terminate employment for Good Reason, you provide the Company with at least 30 days to cure the circumstances and, if the Company is not successful in curing the circumstances, you terminate your employment within 60 days of the Company’s failure to cure such circumstances.

9. PROCEDURE FOR TERMINATION OF EMPLOYMENT

(a) Notice of Termination of Employment. Any termination of your employment with the Company (other than a termination of employment on account of your death) shall be communicated by written “Notice of Termination” to the other party hereto in accordance with Section 26 hereof.

(b) Termination Date. The “Termination Date” shall mean: (i) if your termination of employment occurs due to your death, the date of your death; (ii) if your termination of employment occurs due to your Disability, the date on which you receive a Notice of Termination from the Company; (iii) if your termination of employment occurs due to your Voluntary Resignation, the date specified in the notice given pursuant to Section 8(c) hereof, which shall not be less than 30 days after Company’s receipt of the Notice of Termination (unless the Board waives part or all of such notice period); (iv) if your termination of employment occurs due to your termination for Good Reason, the date of your termination in accordance with Section 8(d) hereof; and (v) if your termination of employment occurs for any other reason, the date on which a Notice of Termination is given or any later date (within 30 days, or any alternative time period agreed upon by the Parties, after the giving of such Notice of Termination) set forth in such Notice of Termination. The calendar year in which the Termination Date occurs is the “Year of Termination.” Effective as of the Termination Date, unless otherwise determined by the Board, you shall be deemed to have resigned from any and all Board, officer, or other positions you then hold with the Company and its Affiliates and other entities in which the Company and its Affiliates have invested, and you agree to execute any necessary documents to effect such resignations.

10. PAYMENTS UPON TERMINATION OF EMPLOYMENT

(a) Termination Due to Death, Disability, Termination for Cause, or Voluntary Resignation. If your employment hereunder ends due to your death, Disability, termination for Cause, or Voluntary Resignation, you (or your estate or your beneficiaries, in the event of your death), shall be entitled to receive:

(i) Payment in respect of (A) your accrued but unpaid paid time off, to the extent consistent with then current Company policy, and Base Salary through the Termination Date and (B) any substantiated but unpaid business expense or other payments or reimbursements due to you under Section 7 of this Agreement (together, the “Accrued Amounts”), provided that any unpaid amounts under Section 7(b) would not be due on a termination for Cause or Voluntary Resignation. The Accrued Amounts shall be paid as soon as reasonably practicable, but no later than 30 days, following the Termination Date;

(ii) payment of vested benefits, if any, subject to and in accordance with the applicable benefit plans and programs of the Company as in effect from time to time (including any delay of payment thereunder that may be required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”));

(iii) on death or Disability terminations, the service element of any then outstanding Awards shall be deemed satisfied and any performance-based Awards for which the performance period has not ended shall vest at target; and

(iv) on death or Disability terminations, one year of financial planning and tax preparation subject to the same limit as in Section 6(ii) (the “Post-Employment Financial Advice”).

(b) Retirement. If your employment ends through your Retirement, in addition to the compensation and benefits described in Section 10(a), and subject to (x) your satisfaction of the Release Requirements and (y) your continued material compliance with the Restrictive Covenants, the service element of any then outstanding equity Awards under the Stock Incentive Plan shall be deemed satisfied and shall vest, subject to satisfaction of any performance criteria if applicable. Upon Retirement, you have five years to exercise any options or similarly exercisable grants but not beyond their expiration date, subject to the proviso that the Awards may be terminated in less than five years after the Termination Date in connection with a Change in Control (as defined below), in accordance with the terms of the applicable Award agreement and Stock Incentive Plan under which such options or other Awards were granted, as long as you are not treated adversely relative to the treatment of other senior executives with respect to performance criteria. You will also receive the Post-Employment Financial Advice. For purposes solely of this Agreement, “Retirement” means your ceasing to be employed for a reason other than death, Disability, or Cause on or after age 55 and completion of at least five years of service, provided that you will not be treated as ending your employment through Retirement if the Company has Cause to terminate your employment at your Termination Date or pursuant to the lookback provisions in the definition of “Cause.”

(c) Termination by the Company without Cause or by you for Good Reason Other than On or Within Two Years After a Change in Control. If, other than at or within two years after a Change in Control, your employment hereunder is (x) terminated by the Company without Cause, other than due to Disability or death or (y) you resign for Good Reason, you shall be entitled to receive, in addition to the compensation and benefits described in Section 10(a) and the Post-Employment Financial Advice, subject to (x) your satisfaction of the Release Requirements and (y) your continued material compliance with the Restrictive Covenants:

(i) A severance payment equal to twice the sum of (x) your annual rate of Base Salary, and (y) your Target Annual Bonus Opportunity for the Year of Termination, paid ratably over a period of 24 months following the Termination Date in accordance with the Company’s usual and customary payroll practices;

(ii) Any accrued but unpaid Annual Bonus earned with respect to any fiscal year ending on or preceding the Termination Date (“Earned Bonus”); plus for the fiscal year in which the Termination Date occurs, a pro rata Annual Bonus based on actual performance for the entire performance period and calculated and paid at the end of the performance period, at the same time as continuing executives are paid their bonuses (but no later than March 15 of the year following the year with respect to which the bonus is calculated) (“Pro-Rata Bonus”);

(iii) Equity Treatment

(A) For Awards other than the Special Grant, continued vesting of outstanding equity Awards under the Stock Incentive Plan until the second anniversary of the Termination Date (subject, in the case of performance-based Awards, to certification by the Board of the Company’s performance), with vested stock options (including those that vest by the second anniversary following the Termination Date) being exercisable until the second anniversary of termination (or, to the extent such options vest within the 90 days before such second anniversary, until such 90 day period after such vesting has elapsed) (but not beyond their original expiration date); provided that the Awards may be terminated earlier in connection with a Change in Control during the two year post-employment period, in accordance with the terms of the applicable Award agreement and Stock Incentive Plan under which such options or other Awards were granted, as long as you shall be deemed vested in any service requirements that would have been met during the two years and are not treated adversely relative to the treatment of other senior executives with respect to the performance criteria; and

(B) For the Special Grant, the same treatment as in (A) above for the Initial Award but with full acceleration of vesting (subject, in the case of performance-based restricted stock units, to certification by the Board of the Company’s performance) as of the Termination Date (subject to provisional vesting pending satisfaction of the Release Requirements); and

(iv) Access to the Company’s health plan for two years or the lesser period permitted by the Company’s general benefits plans and applicable law, which period will run concurrently with any eligibility for continuation health coverage under Section 4980B of the Code or comparable state law (“COBRA Coverage”) and monthly payments of or an amount equal to COBRA premiums for continuation of healthcare coverage for 24 months (even if access is for less than 24 months).

(d) Termination by the Company without Cause or by you for Good Reason During a Change in Control Period. If, during the period beginning after the signing of a definitive agreement to effectuate a Change in Control (but not more than six months prior to the consummation of a Change in Control) and ending on the second anniversary of such consummation (such up to 30 month period being the “Change in Control Period”), your employment hereunder is (x) terminated by the Company without Cause, other than due to Disability or death or (y) you resign for Good Reason, you shall be entitled to receive, in addition to the compensation and benefits described in Section 10(a) and the Post Employment Financial Advice, subject to (x) your satisfaction of the Release Requirements and (y) your continued material compliance with the Restrictive Covenants:

(i) Subject to Section 10(d)(v), a severance payment in a lump sum equal to three times the sum of (x) your Base Salary and (y) your Target Annual Bonus Opportunity for the Year of Termination payable upon satisfaction of the Release Requirements;

(ii) Any Earned Bonus and Pro-Rata Bonus, determined and paid as provided in Section 10(c)(ii);

(iii) For any then outstanding equity Awards, including any that, upon consummation of a Change in Control, were granted in assumption of or substitution for Awards outstanding before the Change in Control, full vesting in the case of any time-based Awards and, in the case of performance-based Awards, satisfaction of any service requirements with vesting of performance goals to be determined in accordance with the terms of the applicable Award agreement and Stock Incentive Plan under which such Awards were granted, but excluding from acceleration under this Section 10(d)(iii) any equity compensation awards granted after the consummation of the Change in Control that are not in assumption of or substitution for Awards outstanding before the Change in Control; and

(iv) Access to the Company’s health plan for two years or the lesser period permitted by the Company’s general benefits plans and applicable law, which period will run concurrently with any eligibility for COBRA Coverage and monthly payments of or an amount equal to COBRA premiums for continuation of healthcare coverage for 24 months (even if access is for less than 24 months).

(v) Notwithstanding the foregoing, if the termination was within the six-month period prior to the Change in Control, you shall continue to receive the amounts under Section 10(c) above and shall upon the later of the Change in Control or the satisfaction of the Release Requirements (or, if applicable, the end of the Review Period) receive as provided herein any additional amounts due under this Section 10(d) (less amounts paid under Section 10(c)). Moreover, if the Change in Control is not also a change in control event for purposes of Treas. Reg. Section 1.409A-3(i)(5), the acceleration of any remaining payments to a lump sum will not occur, and the remaining payments and any incremental payments will be made in installments on the same payroll schedule but over three years from the Termination Date.

“Change in Control” shall, for purposes of Sections 10(d)(i) and (ii), be as defined in the Stock Incentive Plan under which the Initial Award is granted, and shall, for purposes of Section 10(d)(iii), be as defined in the applicable Award agreement and Stock Incentive Plan.

(e) Subject to any delays required by Section 19, cash payments stated to be subject to the Release Requirements shall be provided or shall commence on the 60th day after the Termination Date (the “Release Date”), provided that, as of the 52nd day after the Termination Date, the Release Requirements are satisfied. If the Release Requirements are not satisfied as of the 52nd day after the Termination Date, then you shall not be entitled to any payments or benefits that are conditioned on a release and the Company and its Affiliates shall have no further obligations in connection therewith. If the Release Requirements are satisfied, then the portion of any payments that would otherwise have been paid during the period between the Termination Date and the Release Date shall instead be paid as soon as reasonably practicable following the Release Date (or, if the Review Period applies and the Board has notified you that it is reviewing your cessation of employment under the lookback provisions of the Cause definition, the end of the Review Period with regard to payments that qualify as short term deferral under Section 409A of the Code). For purposes of your equity Awards, any acceleration of vesting will be provisional and no Awards vesting as a result of cessation of your employment will be distributed or can be exercised if you do not timely execute and return or you do revoke the required release. If you do not provide the release or you revoke it, the provisionally accelerated Awards and any extended exercise periods will expire upon the earliest of the 60th day after the Termination Date, the date you inform the Board that you will not be executing or will be revoking the release, or the date of revocation. For purposes of this Agreement, the “Release Requirements” shall be satisfied if, as of the applicable date, you have executed a general release of claims against the Company, its Affiliates, and its directors, officers, employees, and agents on the form attached hereto as Annex VII (with the modifications such form permits), and the revocation period required by applicable law has expired without your revocation of such release. Payments delayed for the Review Period as provided above will, to the extent due, be paid promptly, but in no event later than March 15 of the year following the year in which the Termination Date occurs.

(f) No Mitigation Requirement or Offset. In the event of any termination of employment, you shall be under no obligation to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this Agreement, and the Company’s obligation to make the payments provided for under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off or counterclaim that the Company may have against you (except as provided under the Company’s clawback policies).

(g) No Other Severance Benefits. Except as specifically set forth in this Agreement, you covenant and agree that you shall not be entitled to any other form of severance or termination payments or benefits from the Company, including payments or benefits otherwise payable under any of the Company’s regular severance plans or policies.

11. STOCK OWNERSHIP

You will be required, by the fifth anniversary of the Effective Date, to own and hold Company stock (including within owned for this purpose unvested time-based restricted stock units) having a value equal to six times Base Salary, and you are not permitted to sell Company stock while employed by the Company, without the Board’s permission (other than to cover taxes on exercise of options or vesting of restricted stock units) prior to meeting these ownership requirements.

12. CLAWBACKS AND RECOUPMENTS

You will be subject to the Company’s clawback or recoupment policy as in effect from time to time at the discretion of the Board, including clawbacks of annual and long-term incentives upon a material restatement or as a result of materially inaccurate financial statements or performance metrics, termination for Cause, or a material violation of the Restrictive Covenants. However, the Special Grant shall be subject to the clawback and recoupment policies only to the extent required by applicable law, to correct actual computational errors, or as provided in the Noncompetition Agreement (as defined below), and such general clawback or recoupment policies shall not otherwise apply to the Special Grant.

13. RESTRICTIVE COVENANTS

(a) Noncompetition Agreement. You are executing, in connection with this Agreement, the Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement (the “Noncompetition Agreement”), attached as Annex VIII hereto. You agree that future Awards may be subject to the requirement to sign new or supplementary Restrictive Covenants that extend the list of companies or business lines covered consistent with those applicable at the time to the members of the senior leadership team whose duties encompass oversight of the Company’s range of businesses, provided that, for you, Restricted Competitors or Enterprise Competitors (as defined in the Noncompetition Agreement or comparable concepts in those future Restrictive Covenants) will be added only if comparable in importance to those reflected in the attached Noncompetition Agreement and, except as set forth above, the duration, type, and scope of restrictions will not be expanded without your consent.

(b) Permitted Disclosures. Notwithstanding anything to the contrary in this Agreement, the Noncompetition Agreement, or otherwise, you shall not be restricted from disclosing or using Confidential Information or any Trade Secret (each as defined in the Noncompetition Agreement) that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, you shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by you. Notwithstanding anything to the contrary, in this Agreement or otherwise, however, you are not prohibited from reporting possible violations of law or regulations to any governmental agency or entity, including to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of law or regulation and you are not required to obtain the Company’s approval or notify the Company that you intend to make or have made such a report or disclosure.

(c) Absence of Restrictions. You represent and warrant that you are not bound by any employment agreement, restrictive covenants, confidentiality agreements, or other restrictions that prevent you from entering into employment with the Company and carrying out all of your duties as Chief Executive Officer. The Company recognizes that you have certain confidentiality obligations with regard to your current employer and certain non-solicitation restrictions with respect to partners and certain employees of your current employer, as well as fiduciary confidentiality restrictions with regard to the boards of directors of which you have been a member before the Effective Date.

(d) Use of Information of Prior Employers. During the Employment Period, you will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom you have an obligation of confidentiality, and will not bring onto the premises of the Company or any of its Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom you have an obligation of confidentiality unless consented to in writing by the former employer or other applicable individual, corporation, partnership, joint venture, limited liability company, association or other entity or enterprise. You will use in the performance of your duties only information that is (i) generally known and used by persons with training and experience comparable to yours and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or its Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom you have an obligation of confidentiality, approved for such use in writing by such former employer or person.

14. POST-TERMINATION OBLIGATIONS

For two years following the Employment Period, you shall, upon reasonable notice, use your reasonable efforts to assist and cooperate with the Company and its counsel by providing such information and assistance to the Company as may reasonably be required by the Company at the Company’s expense in connection with any existing or threatened claim, arbitral hearing, litigation, action or governmental or other investigation involving the conduct of business of the Company or its Affiliates not commenced by you and about which you have knowledge, having to do with matters during your Employment Period. Your obligation to cooperate and any required travel shall be reasonably limited so as not to unreasonably interfere with your other business or personal obligations. The Company shall reimburse the reasonable expenses you incur in providing cooperation.

15. ARBITRATION

(a) Any dispute, claim or controversy arising under or in connection with this Agreement or your employment hereunder or the termination thereof, other than injunctive relief under Section 13 hereof but including the arbitrability of the dispute itself, shall be settled exclusively by arbitration administered by the American Arbitration Association (the “AAA”) and carried out in the State of Georgia. The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as modified herein. There shall be one arbitrator, mutually selected by the Company and you from a list of arbitrators provided by the AAA within 30 days of receipt by respondent of the demand for arbitration. If the Company and you cannot mutually agree on an arbitrator within 30 days, then the Parties shall request that the AAA appoint the arbitrator and the arbitrator shall be appointed by the AAA within 15 days of receiving such request. The Parties agree that the Federal Arbitration Act, 9 U.S.C. §1 et seq. and the AAA Employment Arbitration Rules shall apply to the interpretation and enforcement of this Agreement. The place of arbitration shall be Atlanta, Georgia.

(b) The parties shall request, and use reasonable business efforts to insure, that arbitration commence within 45 days after the appointment of the arbitrator; that the arbitration shall be completed within 60 days of commencement; and that the arbitrator’s award shall be made within 30 days following such completion. The Parties may agree to extend the time limits specified in the foregoing sentence.

(c) The arbitrator may award any form of relief permitted under this Agreement and applicable law, including damages and temporary or permanent injunctive relief, except that the arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any dispute. The arbitrator may not award attorney’s fees. The award shall be in writing and shall state the reasons for the award. Notwithstanding the foregoing, the Company shall pay all expenses of any arbitration (other than the expenses of your counsel).

(d) The decision rendered by the arbitral tribunal shall be final and binding on the Parties to this Agreement. Judgment may be entered in any court of competent jurisdiction. The Parties hereto waive, to the fullest extent permitted by law, any rights to appeal to, or to seek review of such award by, any court. The Parties hereto further agree to obtain the arbitral tribunal’s agreement to preserve the confidentiality of the arbitration.

16. LEGAL FEES AND INDEMNIFICATION

(a) Except as specifically provided in Section 7(c), each Party shall bear the cost of any legal fees and other fees and expenses that may be incurred in connection with the negotiation of, and enforcing its respective rights under, this Agreement.

(b) You and the Company shall enter into the Company’s indemnification agreement and you shall be covered by the Company’s indemnification commitments and directors’ and officers’ liability insurance coverage to the same extent as other officers and directors. The obligation under this Section shall survive any termination of your employment.

17. ASSIGNABILITY; BINDING NATURE

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (for you) and permitted assigns. Rights or obligations of the Company under this Agreement may be, and may only be, assigned or transferred by the Company pursuant to a merger or consolidation, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. You may not assign or transfer any of your rights or obligations under this Agreement other than your rights to compensation and benefits, which may be transferred only by will or operation of law, provided that any amount due hereunder to you at the time of your death shall instead be paid to your estate or your designated beneficiary.

18. AMENDMENT OR WAIVER

No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by you and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by you or an authorized officer of the Company, as the case may be.

19. SECTION 409A

(a) To the extent applicable, this Agreement will be construed to comply, and administered in compliance, with Section 409A of the Code.

(b) Notwithstanding anything in this Agreement to the contrary, if as of the Termination Date you are a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder or otherwise as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then:

(i) the Company will defer the commencement of the payment of any such payments or benefits hereunder or otherwise (without any reduction in such payments or benefits ultimately paid or provided to you) until the first business day of the seventh month following Termination Date (or the earliest date as is permitted under Section 409A of the Code), or

(ii) (A) with respect to the provision of in-kind benefits hereunder which are otherwise not exempt from the six month delay requirements, during the period beginning on the Termination Date, and ending on the six month anniversary of such date, you may be permitted to commence use of such benefits so long as you reimburse the Company, on the last business day of each month, all or part of which occurs during such period, for the amount of any income imputed to you under applicable tax rules as a result of any benefits provided to you during such month, and (B) in such event, on the 1st business day of seventh month following the Termination Date, the Company shall make a one-time, lump sum cash payment to you in an amount equal to the payments made by you in accordance with Section 19(b)(ii)(A) above, and

(iii) if any other payments of money or other benefits due to you hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred to the extent that such deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax.

(c) For purposes of Section 409A of the Code, (i) references herein to your Termination Date, “termination of employment” or like reference shall refer to your separation from service with the Company within the meaning of Section 409A of the Code and (ii) the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(d) Notwithstanding anything to the contrary herein, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code: (x) the amount of expenses eligible for reimbursement or in-kind benefits provided to you during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to you in any other calendar year, (y) the Company shall reimburse you for expenses and other amounts for which you are entitled to be reimbursed on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, provided that with regard to any tax gross up such reimbursement shall be made no later than the end of the calendar year next following the calendar year in which the taxes are paid, and (z) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(e) If an Award is considered deferred compensation subject to the provisions of Section 409A of the Code, and if such Award contains provisions for payment upon a “Change in Control,” then the Board may include in such Award a definition of “Change in Control” consistent with the requirements of Section 409A.

(f) The Company shall consult with you in good faith regarding the implementation of the provisions of this Section 19. If any changes are made to Section 409A of the Code, this Section 19 shall be deemed amended to the extent necessary to cause this Agreement to comply with such changes to such law. You acknowledge that the additional taxpayer penalty interest under Section 409A are currently assessed to you and not to the Company under the Code.

20. SECTION 280G.

Notwithstanding anything contained in this Agreement to the contrary, to the extent that any of the payments and benefits provided for under this Agreement together with any payments or benefits under any other agreement or arrangement between the Company or any of its affiliates and you (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to Section 4999 of the Code if and only if such reduction would provide you with an after-tax amount greater than if there was no reduction. Any reduction shall be done in a manner that maximizes the amount to be retained by you, as determined in good faith by external advisers selected by the Company; provided that to the extent any order is required to be set forth herein, then such reduction shall be applied in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced next (if necessary, to zero), with amounts that are payable or deliverable last reduced first; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); (iv) payments due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24 will be reduced next (if necessary, to zero), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24); and (v) all other non-cash benefits will be next reduced pro-rata.

21. SEVERABILITY

If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

22. SURVIVORSHIP

The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to achieve the intended preservation of such rights and obligations.

23. GOVERNING LAW

This Agreement shall be governed in accordance with the laws of the State of Georgia without reference to its principles of conflict of laws.

24. WITHHOLDING

The Company shall be entitled to withhold from any payment to you any amount of tax withholding required by applicable law at the times dictated by applicable law.

25. HEADINGS

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

26. NOTICES

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) delivered by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

Attention: General Counsel

If to you, to the most recent address shown on the records of the Company.

27. ENTIRE AGREEMENT; INTERPRETATION

This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes in all respects any prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, between the

Parties with respect thereto. Under no circumstances shall you be entitled to any other payments or benefits of any kind, except for the payments and benefits described or referred to herein, unless otherwise agreed to by the Company and you in writing. The Parties agree that this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the drafting Party. References in this Agreement to “include” or “including” should be read as though they said “without limitation” or equivalent forms. In the event of your death or a judicial determination of your incompetence, reference in this Agreement to you shall be deemed, where appropriate, to refer to your beneficiary, estate or other legal representative.

28. COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

Signatures on Following Pages

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EQUIFAX INC.

By: /s/ Mark L. Feidler
Mark L. Feidler
Non-Executive Chairman
Equifax Inc. Board of Directors

[Signature Page to Begor Employment Agreement]

EXECUTIVE:

/s/ Mark W. Begor
Mark W. Begor

[Signature Page to Begor Employment Agreement]

Annex I

Performance Share Award Agreement—Initial Award

EQUIFAX INC. 2008 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT (TSR)

2018 – 2020 Performance Period

MARK W. BEGOR

Target Number of Shares Subject to Award:

Grant Date:                , 2018

Pursuant to the Equifax Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 2, 2013 (the “Plan”), Equifax Inc., a Georgia corporation (the “Company”), has granted the above-named participant (“Participant”) Performance Shares (the “Award”) entitling Participant to earn such number of shares of Company common stock (the “Shares”) as is set forth above, as may be increased or decreased as provided in this agreement (this “Agreement”), on the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.

1. Grant Date. The Award is granted to Participant on the Grant Date set forth above and represents the right to receive Shares (and any related Dividend Equivalent Units) subject to the Award by satisfaction of the performance goals (the “Performance Goals”) set forth in Section 3 of this Agreement. Participant may earn 0% to 200% of the Target Award, depending on the Company’s relative three-year cumulative average quarterly TSR performance for the Performance Period as set forth in Section 3.

2. Vesting. Subject to earlier vesting in accordance with Sections 4 or 5 below, the Shares (and any related Dividend Equivalent Units) will become vested on the later of the third anniversary of the Effective Date (as defined as of the Grant Date in the Employment Agreement) or the date on which the Committee certifies the attainment of the Performance Goals (the “Vesting Date”) in accordance with the provisions of Section 3 below. Prior to the Vesting Date, the Shares (and any related Dividend Equivalent Units) subject to the Award shall be nontransferable and, except as otherwise provided herein, shall be immediately forfeited upon Participant’s termination of active employment with the Company. Prior to the Vesting Date, the Award shall not be earned by Participant’s performance of services and there shall be no such vesting of the Award. Subject to the terms of the Plan, the Committee reserves the right in its sole discretion to waive or reduce the vesting requirements. Participant acknowledges that the opportunity to obtain the Shares represents valuable consideration, regardless of whether the Shares actually vest.

3. Payment of Performance Shares.

(a) In General. The performance period for this Award begins on January 1, 2018 and ends on December 31, 2020 (the “Performance Period”). The percentage of the Award earned and paid will be as certified by the Committee as soon as practicable (and no later than the 15th day of the third month) following the end of the Performance Period with such percentage determined by averaging the payout percentages based upon the Company’s cumulative TSR Percentile Rank relative to the TSR of the S&P 500 through each of the last 4 quarters of the Performance Period, as more fully described in subsection (b) below. The percentage of Performance Shares payable will be determined using the following table:

Performance Share Payout Table
TSR Percentile Rank Relative to S&P 500	Percentage of Performance Shares Payable (1)
90th or greater	200%
70th	150%
50th	100%
30th	50%
Less than 30th	0%

[1]	Payout of Performance Shares will be capped at 100% (Target), if the Company’s average cumulative TSR Percentile Rank for the last 4 quarters is equal to or greater than 50th percentile, but the Company’s three-year cumulative TSR for the Performance Period is negative.

(b) Performance Shares Payable. The number of Performance Shares payable is the Target Award multiplied by the average of the payout percentages determined using the Company’s cumulative TSR Percentile Rank through each of the last 4 quarters of the Performance Period. For performance levels falling between the values as shown above, the percentage of Shares payable will be determined by interpolation. Payments will be made in Shares. For an illustration of this calculation, see the Hypothetical Example below.

Hypothetical Example: 2018-2020 Performance Period

	2018				2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Cumulative TSR Percentile Rank from January 1, 2018 through:	61st	57th	72nd	69th	70th	62nd	54th	52nd	63rd	47th	45th	48th
Payout Percentages									132%	93%	88%	95%
Percentage of Performance Shares Payable (Average Payout Percentages of Last 4 Quarters)									102%

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(c) Value of the Shares Issued as Payment for Shares Earned. The Fair Market Value of Shares on the Vesting Date will be used by the Committee to determine the basis of the Shares earned and payable.

(d) Withholding. As provided in Section 16 below, the Company shall withhold Shares having a Fair Market Value on the date the tax is to be determined for federal, state, local and other withholding taxes with respect to any taxable event arising as a result of this Agreement.

(e) Timing of Payout. Payout of the Award will be made to Participant as provided in Section 8 following the Vesting Date and written certification of performance by the Committee.

(f) Certain Definitions.

“Maximum Award” means the maximum number of Shares that can be awarded to Participant as set forth in Sections 1, 2 and 3.

“S&P 500” generally means the companies constituting the Standard & Poor’s 500 Index as of the beginning of the Performance Period (including the Company) and which continue to be actively traded under the same ticker symbol on an established securities market though the end of the Performance Period. A component company of the S&P 500 that is acquired at any time during the Performance Period (i.e., company and ticker symbol disappear) will be eliminated from the S&P 500 for the entire Performance Period. A component company of the S&P 500 filing for bankruptcy protection (and thus no longer publicly traded) at any time during the Performance Period will be deemed to remain in the S&P 500 (at an assumed TSR of minus 100%).

“Target Award” means the Target Number of Shares Subject to Award specified at the beginning of this Agreement.

“Total Shareholder Return” or “TSR” means with respect to the Company or other S&P 500 component company: the change in the closing market price of its common stock (as quoted in the principal market on which it is traded), plus dividends and other distributions paid on such common stock during the Performance Period, divided by the closing market price of its common stock on the last business day immediately preceding the Performance Period. The TSR for the common stock of the Company and an S&P 500 component company shall be adjusted to take into account stock splits, reverse stock splits, and special dividends that occur during the Performance Period, and assumes that all cash dividends and cash distributions are immediately reinvested in common stock of the entity using the closing market price on the dividend payment date.

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4. Termination of Employment Events. Participant’s unvested Shares subject to the Award shall become vested and nonforfeitable to the extent provided below in the event of Participant’s termination of employment with the Company. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company and a termination of employment shall mean a termination of employment with the Company and each Subsidiary by which Participant is employed.

(a) Death. If Participant’s termination of employment results from Participant’s death prior to the Vesting Date, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable as of the date of Participant’s death and payout of the Shares shall be made as provided in Section 8 at the Target Award payout level (100%) to Participant’s designated beneficiary as soon as practicable after the date of death.

(b) Disability. If Participant’s employment ends as a result of Disability (as such term is defined in the Employment Agreement) while employed prior to the Vesting Date, then all unvested Shares subject to the Award shall become vested and nonforfeitable at the Target Award payout level (100%) as of the date of Disability, and payout of the Shares shall be made as provided in Section 8.

(c) Retirement. Except in the event of a termination for Cause as defined below and subject to the requirements of Section 10(b) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from Participant’s Retirement (as such term is defined in the Employment Agreement) from the Company, for purposes of determining the number of Shares Participant is entitled to receive under this Award, Participant shall be treated as if Participant had, as of the date of Retirement, satisfied the requirement to remain employed through the Vesting Date, with vesting and payout of Shares based upon the performance results as and when determined by the Committee under Section 3. Payout of the Shares shall be made at the time provided in Section 3(e) and Section 8.

(d) Termination without Cause or Resignation for Good Reason Other than during a Change in Control Period. Subject to the requirements of Section 10(c) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if, other than during a Change in Control Period, Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), for purposes of determining the number of Shares Participant is entitled to receive under this Award, Participant shall be treated as if Participant had continued to remain employed through the earlier of the Vesting Date or the second anniversary of the Termination Date (the “Second Anniversary”), with vesting and payout of Shares based upon the performance results as and when determined by the Committee under Section 3 and then prorated by the days elapsed between the Effective Date and the Second Anniversary (or, if sooner, the Vesting Date) over the days between the Effective Date and the Vesting Date. If, as of the

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Termination Date, a definitive agreement has been signed with respect to a Change in Control, any Shares that could vest under Section 4(e) upon the later consummation of a Change in Control during the Change in Control Period shall not be forfeited unless and until six months have passed since the signing of the definitive agreement without the consummation of a Change in Control; a consummation of a Change in Control during such six month period shall cause any remaining unvested Shares to be vested as provided in Section 4(e). Payout of the Shares shall be made at the time provided in Section 3(e) and Section 8. To the extent of any conflict with the application of Section 5 below, Section 5 will govern.

(e) Termination without Cause or Resignation for Good Reason during a Change in Control Period. Subject to the requirements of Section 10(d) of the Employment Agreement (relating to release of claims and material compliance with restrictive covenants), if, during the portion of a Change in Control Period that ends upon consummation of a Change in Control, Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), for purposes of determining the number of Shares Participant is entitled to receive under this Award, Participant shall, upon the consummation of the Change in Control, be treated as having satisfied any requirement to remain employed through the Vesting Date, with vesting and payout of Shares based upon the performance results as and when determined by the Committee under Section 3. Payout of the Shares shall be made at the time provided in Section 3(e) and Section 8. To the extent of any conflict with the application of Section 5 below, Section 5 will govern.

5. Change in Control.

(a) Double Trigger Change in Control. Subject to Section 5(b) below, if, subsequent to receiving a Replacement Award, Participant’s employment with the Company (or its successor in the Change in Control) is terminated on the consummation of the Change in Control or within the portion of the Change in Control Period beginning on the consummation of a Change in Control either by Participant for Good Reason or by the Company or successor (as applicable) other than for Cause, then the Replacement Award will vest and be paid out as follows: if at least one calendar year of performance during the Performance Period has been completed prior to the consummation of the Change in Control, the Shares shall be paid out based upon the Company’s relative cumulative TSR positioning at the time of the Change in Control (without the final four quarter averaging applicable to the three-year Performance Period); otherwise, the Target Award payout level (100%) shall be used. Payment of the Shares shall be made as provided in Section 8.

(b) Single Trigger Change in Control. Notwithstanding Section 5(a) above, if, upon a Change in Control, Participant does not receive a Replacement Award, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable as of the date on which the Change in Control occurs; if at least one calendar year of performance during the Performance Period has been completed prior to the consummation of the Change in Control, the Shares shall be paid out based upon

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the Company’s relative cumulative TSR positioning at the time of the Change in Control (without the final four quarter averaging applicable to the three-year Performance Period); otherwise, the Target Award payout level (100%) shall be used. Payment of the Shares shall be made as provided in Section 8; provided, however, if the Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Code Section 409A and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”, and any such transaction, a “Section 409A Change in Control”), the right to the Shares subject to the Award shall vest as of the consummation of the Change in Control but the payout of the Shares under Section 8 shall not occur until after the Vesting Date or other payment date specified in Section 8.

(c) Definition of “Cause”. For purposes of this Award, “Cause” shall have the meaning ascribed to such term in Section 9(d) of the Employment Agreement (including the provisions described therein relating to the Review Period).

(d) Definition of “Change in Control. For purposes of this Award, “Change in Control” shall mean a “Change of Control” as defined in the Plan.

(e) Definition of “Change in Control Period”. For purposes of this Award, “Change in Control Period” shall mean the period beginning after the signing of a definitive agreement to effectuate a Change in Control (but not more than six months prior to the consummation of a Change in Control) and ending on the second anniversary of such consummation.

(f) Definition of “Employment Agreement”. For purposes of this Award, “Employment Agreement” shall mean the employment agreement between Participant and the Company dated as of March 27, 2018, as it may be amended from time to time.

(g) Definition of “Good Reason”. For purposes of this Award, “Good Reason” shall have the meaning ascribed to such term in Participant’s Employment Agreement.

(h) Definition of “Replacement Award”. For purposes of this Section 5, a “Replacement Award” means an award that is granted as an assumption or replacement of the Award and that has similar terms and conditions and preserves the same benefits as the Award it is replacing.

6. Clawback Policy. This Award shall be subject to the terms and conditions of the Company’s Policy on Recovery and Recoupment of Incentive Compensation, adopted effective March 5, 2018 and of the Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement between Participant and the Company, dated as of March 27, 2018, and is further subject to the requirements of any applicable law with respect to the recoupment, recovery or forfeiture of incentive compensation. Participant hereby agrees to be bound by the requirements of this Section 6. The recoupment or recovery of such incentive compensation may be made by the Company or the Subsidiary that employed Participant.

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7. Termination for Cause. If Participant’s employment with the Company is terminated for Cause, the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Award as of the date of termination for Cause. Without limiting the generality of the foregoing, the Committee may also require Participant to pay to the Company any gain realized by Participant from the Shares subject to the Award during the period beginning six months prior to the date on which Participant engaged or began engaging in conduct that led to his or her termination for Cause.

8. Payment Dates; Transfer of Vested Shares. Stock certificates (or appropriate evidence of ownership) representing the vested Shares, if any, and any Shares with respect to related Dividend Equivalent Units will be delivered to Participant (or, if permitted by the Company, to a party designated by Participant) on or as soon as practicable after the following payment dates, to the extent any Shares have vested as of such date pursuant to Sections 2 through 5 above: (a) the Vesting Date, (b) Participant’s death, (c) Participant’s Disability; (d) Participant’s termination of employment with the Company other than as provided in Section 4(d) or 4(e) above; or (e) the date of a Section 409A Change in Control; subject, in each case, if applicable, to Section 25. For the avoidance of doubt, only vested Shares are payable on each of the above payment dates; if, for example, no Shares are vested under Section 5(a) above on the date of a Section 409A Change in Control, then no Shares are payable on such payment date. As soon as practicable shall mean within 60 days of the applicable payment date, except that Shares vested and payable on the Vesting Date shall be paid no later than the 15th day of the third month following the end of the Performance Period. Notwithstanding the foregoing, if Participant has properly elected to defer delivery of the Shares pursuant to a plan or program of the Company, the Shares shall be issued and delivered as provided in such plan or program, but any Shares attributable to related Dividend Equivalent Units shall be delivered to Participant as provided above and shall not be subject to deferral.

9. Dividend Equivalent Units. If any dividends are paid or other distributions are made on the Shares subject to the Award between the Grant Date and the date the Shares are transferred as provided in Section 8, Dividend Equivalent Units shall be credited to Participant, based on the Target Award shares, and shall be deemed reinvested in additional Shares. Such Dividend Equivalent Units shall be paid to Participant in Shares at the same time as the underlying Shares subject to the Award are delivered to Participant and shall be adjusted based on the same payout percentage. Participant will forfeit all rights to any Dividend Equivalent Units that relate to Shares that do not vest and are forfeited.

10. Non-Transferability of Award. Subject to any valid deferral election permitted by the Committee, until the Shares have been issued under this Award, the Shares issuable hereunder (and any related Dividend Equivalent Units) and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan). Any attempt to do so contrary to the provisions hereof shall be null and void.

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11. Conditions to Issuance of Shares. The Shares deliverable to Participant hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the grant of the Shares as the Committee may establish from time to time for reasons of administrative convenience.

12. No Rights as Shareholder. Except as provided in Sections 9 and 15, Participant shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the unvested Shares. Upon settlement of the Award into Shares, Participant will obtain full voting and other rights as a shareholder of the Company with respect to such Shares.

13. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

14. Fractional Shares. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.

15. Adjustments in Capital Structure. In the event of a change in corporate capitalization as described in Section 18 of the Plan, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Award. The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this Agreement.

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16. Taxes. Regardless of any action the Company or a Subsidiary that employs Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Participant’s responsibility and that the Company and/or the Employer: (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant or vesting of the Shares subject to this Award (and any Shares with respect to related Dividend Equivalent Units), the subsequent sale of Shares acquired pursuant to such vesting and receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate Participant’s liability for Tax-Related Items. Upon the vesting and delivery of Shares subject to this Award (including any Shares with respect to related Dividend Equivalent Units), Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for sale of Shares that Participant acquires to meet the withholding obligations for Tax-Related Items, and/or (ii) satisfy such obligations in Shares, provided that the amount to be withheld may not exceed the federal, state, local and foreign tax withholding obligations associated with the Award to the extent needed for the Company to treat the Award as an equity award for accounting purposes and to comply with applicable tax withholding rules. In addition, Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

17. Participant Acknowledgments and Agreements. By accepting the grant of this Award, Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (b) the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares, even if Shares have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and the Committee; (d) Participant’s participation in the Plan shall not create a right of future employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (e) Participant is participating voluntarily in the Plan; (f) this Award is an extraordinary item that is outside the scope of Participant’s employment contract, if any; (g) this Award is not part of Participant’s normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event Participant is not an employee of the Company, this Award will not be interpreted to form an employment contract or relationship with the Company;

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(i) the value of the Shares may increase or decrease in value and the future value of the underlying Shares cannot be predicted; (j) in consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of Shares subject to the Award resulting from termination of Participant’s employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (k) in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to vest in the Award and receive any Shares will terminate effective as of the date that Participant is no longer actively employed (except as provided in herein) and will not be extended by any notice period mandated under local statute, contract or common law; the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Award.

18. Consent for Accumulation and Transfer of Data. Participant consents to the accumulation and transfer of data concerning him or her and the Award to and from the Company (and its Subsidiaries) and UBS, or such other agent as may administer the Plan on behalf of the Company from time to time. In addition, Participant understands that the Company and its Subsidiaries hold certain personal information about Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all grants or awards, vested, unvested, or expired (the “personal data”). Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law. Such data include but are not limited to information described above and any changes thereto and other appropriate personal and financial data about Participant. Participant hereby provides explicit consent to the Company and its Subsidiaries to process any such personal data and sensitive personal data. Participant also hereby provides explicit consent to the Company and its Subsidiaries to transfer any such personal data and sensitive personal data outside the country in which Participant is employed, and to the United States or other jurisdictions. The legal persons for whom such personal data are intended are the Company and its Subsidiaries, UBS, and any company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

19. Plan Information. Participant agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Plan website at www.ubs.com/onesource/efx and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K and other information filed with the SEC, from the investor relations section of the Equifax website at www.equifax.com. Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.

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20. Plan Incorporated by Reference; Conflicts. The Plan, this Agreement, and the Employment Agreement provisions referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in the Plan or this Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and Participant under which an Award properly granted under and pursuant to the Plan serves as any part of the consideration furnished to Participant. If provisions of the Plan and this Agreement conflict, the Agreement provisions will govern.

21. Participant Bound by Plan. Participant acknowledges receiving, or being provided with access to, a prospectus describing the material terms of the Plan, and agrees to be bound by all the terms and conditions of the Plan. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributees and personal representatives of Participant and the successors of the Company.

22. Governing Law. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia, USA without regard to conflict of law provisions.

23. Translations. If Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.

24. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

25. Section 409A.

(a) General. To the extent that the requirements of Section 409A are applicable to this Award, it is the intention of both the Company and Participant that the benefits and rights to which Participant could be entitled pursuant to this Agreement comply with or be exempt from Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A.

(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company makes no representation to Participant that the Award and any Shares issued pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Participant or any beneficiary for any tax, additional tax, interest or penalties that Participant or any beneficiary may incur in the event that any provision of this Agreement is deemed to violate any of the requirements of Section 409A.

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(b) Six Month Delay for Specified Participants.

(i) To the extent applicable, if Participant is a “Specified Employee” (as defined below), then no payment or benefit that is payable on account of Participant’s “separation from service” (as determined by the Company in accordance with Section 409A) shall be made before the date that is six months and one day after Participant’s “separation from service” (or, if earlier, the date of Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the determination of whether Participant is a “Specified Employee” at the time of his or her separation from service from the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, applying the 20 percent common ownership standard) shall be made in accordance with the rules under Section 409A.

(c) No Acceleration of Payments. Neither the Company nor Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(d) Termination of Employment. Any provisions of this Agreement that provide for payment of compensation that is subject to Section 409A and that has payment triggered by Participant’s termination of employment other than on account of death shall be deemed to provide for payment that is triggered only by Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h).

26. 30 Days to Accept Agreement. Participant shall have 30 days to accept this Agreement. Participant’s Award will be forfeited if this Agreement is not accepted by Participant within 30 days of receipt of email notification from UBS including a link to view and accept this Agreement.

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PARTICIPANT	EQUIFAX INC.

By:
(Signature)		Name:
Title:

(Printed Name)

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Annex II

Time-Based Restricted Stock Unit Agreement – Initial Award

EQUIFAX INC. 2008 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

MARK W. BEGOR

Number of Shares Subject to Award:

Date of Grant:                         , 2018

Pursuant to the Equifax Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 2, 2013 (the “Plan”), Equifax Inc., a Georgia corporation (the “Company”), has granted the above-named participant (“Participant”) Restricted Stock Units (the “Award”) entitling Participant to receive such number of shares of Company common stock (the “Shares”) as is set forth above on the terms and conditions set forth in this agreement (this “Agreement”) and the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.

1. Grant Date. The Award is granted to Participant on the Date of Grant (the “Grant Date”) set forth above.

2. Vesting. Except as provided in Sections 3 or 4 below, the Restricted Stock Units and the right to the Shares (and any related Dividend Equivalent Units) shall vest with respect to all of the number of Shares subject to the Award on the third anniversary of the Effective Date (as defined as of the Grant Date in the Employment Agreement) (the “Vesting Date”). After the Vesting Date, the Shares will be settled and transferred in accordance with Section 7. Prior to the Vesting Date, the Restricted Stock Units subject to the Award (and any related Dividend Equivalent Units) shall be nontransferable and, except as provided in Sections 3 and 4 below, shall be immediately forfeited upon Participant’s termination of active employment with the Company. Prior to the Vesting Date, the Award shall not be earned by Participant’s performance of services and there shall be no such vesting of the Award. The Committee which administers the Plan reserves the right, in its sole discretion, to waive or reduce the vesting requirements. Participant acknowledges that the opportunity to receive the Shares represents valuable consideration, regardless of whether the Shares vest.

3. Termination of Employment Events. Participant’s unvested Shares subject to the Award shall become vested and nonforfeitable to the extent provided below in the event of Participant’s termination of employment with the Company. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company and a termination of employment shall mean a termination of employment with the Company and each Subsidiary by which Participant is employed.

(a) Death. If Participant’s termination of employment results from Participant’s death prior to the Vesting Date, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer under Section 7 as of the date of Participant’s death.

(b) Disability. If Participant’s employment ends as a result of Disability (as such term is defined in the Employment Agreement) while employed prior to the Vesting Date, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer in accordance with Section 7 after the date Participant incurs a Disability.

(c) Retirement. Except in the event of a termination for Cause as defined below and subject to the requirements of Section 10(b) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from Participant’s Retirement (as such term is defined in the Employment Agreement) from the Company, all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer in accordance with Section 7 after the date Participant terminates employment through Retirement.

(d) Termination without Cause or Resignation for Good Reason Other than during a Change in Control Period. Subject to the requirements of Section 10(c) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if, other than during a Change in Control Period, Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), for purposes of determining the number of Shares Participant is entitled to receive under this Award, Participant shall be treated as if Participant had continued to remain employed through the earlier of the Vesting Date or the second anniversary of the Termination Date (the “Second Anniversary”), with vesting and payout of Shares prorated by the days elapsed between the Effective Date and the Second Anniversary (or, if sooner, the Vesting Date) over the days between the Effective Date and the Vesting Date. If, as of the Termination Date, a definitive agreement has been signed with respect to a Change in Control, any Shares that could vest under Section 3(e) upon the later consummation of a Change in Control during the Change in Control Period shall not be forfeited unless and until six months have passed since the signing of the definitive agreement without the consummation of a Change in Control; a consummation of a Change in Control during such six month period shall cause any remaining unvested Shares to be vested as provided in Section 3(e). Payout of the Shares shall be made at the time provided in Section 7 below. To the extent of any conflict with the application of Section 4 below, Section 4 will govern.

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(e) Termination without Cause or Resignation for Good Reason during a Change in Control Period. Subject to the requirements of Section 10(d) of the Employment Agreement (relating to release of claims and material compliance with restrictive covenants), if, during the portion of a Change in Control Period that ends upon consummation of a Change in Control, Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), all unvested Shares subject to the Award shall, upon the consummation of the Change in Control, immediately become vested and nonforfeitable and subject to settlement and transfer in accordance with Section 7. To the extent of any conflict with the application of Section 4 below, Section 4 will govern.

4. Change in Control.

(a) Double Trigger Change in Control. Subject to Section 4(b) below, if, subsequent to receiving a Replacement Award, Participant’s employment with the Company (or its successor in the Change in Control) is terminated on the consummation of the Change in Control or within the portion of the Change in Control Period beginning on the consummation of a Change in Control either by Participant for Good Reason or by the Company, or successor (as applicable) other than for Cause, then all unvested Shares subject to the Replacement Award shall immediately become vested and nonforfeitable and subject to settlement and transfer under Section 7 as of the date of Participant’s termination of employment.

(b) Single Trigger Change in Control. Notwithstanding Section 4(a) above, if, upon a Change in Control, Participant does not receive a Replacement Award, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer under Section 7 as of the date on which the Change in Control occurs; provided, however, if the Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Code Section 409A and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”, and any such transaction, a “Section 409A Change in Control”), the right to the Shares subject to the Award shall vest and be nonforfeitable as of the consummation of the Change in Control but the settlement and transfer of the Shares under Section 7 shall not occur until the Vesting Date or other payment date under Section 7.

(c) Definition of “Cause”. For purposes of this Award, “Cause” shall have the meaning ascribed to such term in Section 9(d) of the Employment Agreement (including the provisions described therein relating to the Review Period).

(d) Definition of “Change in Control. For purposes of this Award, “Change in Control” shall mean a “Change of Control” as defined in the Plan.

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(e) Definition of “Change in Control Period”. For purposes of this Award, “Change in Control Period” shall mean the period beginning after the signing of a definitive agreement to effectuate a Change in Control (but not more than six months prior to the consummation of a Change in Control) and ending on the second anniversary of such consummation.

(f) Definition of “Employment Agreement”. For purposes of this Award, “Employment Agreement” shall mean the employment agreement between Participant and the Company dated as of March 27, 2018, as it may be amended from time to time.

(g) Definition of “Good Reason”. For purposes of this Award, “Good Reason” shall have the meaning ascribed to such term in Participant’s Employment Agreement.

(h) Definition of “Replacement Award”. For purposes of this Section 4, a “Replacement Award” means an award that is granted as an assumption or replacement of the Award and that has similar terms and conditions and preserves the same benefits as the Award it is replacing.

5. Clawback Policy. This Award shall be subject to the terms and conditions of the Company’s Policy on Recovery and Recoupment of Incentive Compensation, adopted effective March 5, 2018 and of the Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement between Participant and the Company, dated as of March 27, 2018, and is further subject to the requirements of any applicable law with respect to the recoupment, recovery or forfeiture of incentive compensation. Participant hereby agrees to be bound by the requirements of this Section 5. The recoupment or recovery of such incentive compensation may be made by the Company or the Subsidiary that employed Participant.

6. Termination for Cause. If Participant’s employment with the Company is terminated for Cause, the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Award as of the date of termination for Cause. Without limiting the generality of the foregoing, the Committee may also require Participant to pay to the Company any gain realized by Participant from the Shares subject to the Award during the period beginning six months prior to the date on which Participant engaged or began engaging in conduct that led to his or her termination for Cause.

7. Payment Dates; Transfer of Vested Shares. Stock certificates (or appropriate evidence of ownership) representing the vested Shares, if any, and any Shares with respect to Dividend Equivalent Units on such vested Shares will be delivered to Participant (or, if permitted by the Company, to a party designated by Participant) on or as soon as practicable after (but no later than 60 days after) the following payment dates, to the extent any Shares have vested as of such date pursuant to Sections 2, 3 or 4 above: (a) the Vesting Date, (b) Participant’s death, (c) Participant’s Disability, (d) Participant’s termination of employment with the Company other than as provided in Section 3(d) or 3(e) above, or (e) the date of a Section 409A Change in Control; subject, in each case, if applicable, to Section 24. For the avoidance of doubt, only vested Shares are payable on each of the above payment dates; if, for example, no Shares are vested under Section 4(a) above on the date of a Section 409A Change in Control, then

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no Shares are payable on such payment date. Notwithstanding the foregoing, if Participant has properly elected to defer delivery of the Shares pursuant to a plan or program of the Company, the Shares shall be issued and delivered as provided in such plan or program, but any Shares attributable to related Dividend Equivalent Units shall be delivered to Participant as provided above and shall not be subject to deferral.

8. Dividend Equivalent Units. If any dividends are paid or other distributions are made on the Shares subject to the Award between the Grant Date and the date the Shares are transferred as provided in Section 7, Dividend Equivalent Units shall be credited to Participant based on the Shares subject to the Award, and shall be deemed reinvested in additional Shares. Such Dividend Equivalent Units shall be paid to Participant in Shares at the same time as the underlying Shares subject to the Award are delivered to Participant. Participant will forfeit all rights to any Dividend Equivalent Units that relate to Shares that do not vest and are forfeited.

9. Non-Transferability of Award. Subject to any valid deferral election permitted by the Committee, until the Shares have been issued under this Award, the Shares issuable hereunder (and any related Dividend Equivalent Units) and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan). Any attempt to do so contrary to the provisions hereof shall be null and void.

10. Conditions to Issuance of Shares. The Shares deliverable to Participant hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable.

11. No Rights as Shareholder. Except as provided in Sections 8 and 14, Participant shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the unvested Shares. Upon settlement of the Award into Shares, Participant will obtain full voting and other rights as a shareholder of the Company with respect to such Shares.

12. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

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13. Fractional Shares. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.

14. Adjustments in Capital Structure. In the event of a change in corporate capitalization as described in Section 18 of the Plan, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Award. The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this Agreement.

15. Taxes. Regardless of any action the Company or a Subsidiary that employs Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Participant’s responsibility and that the Company and/or the Employer: (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant or vesting of the Shares subject to this Award (and any Shares with respect to related Dividend Equivalent Units), the subsequent sale of Shares acquired pursuant to such vesting and receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate Participant’s liability for Tax-Related Items. Upon the vesting and delivery of Shares subject to this Award (including any Shares with respect to related Dividend Equivalent Units), Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for sale of Shares that Participant acquires to meet the withholding obligations for Tax-Related Items, and/or (ii) satisfy such obligations in Shares, provided that the amount to be withheld may not exceed the federal, state, local and foreign tax withholding obligations associated with the Award to the extent needed for the Company to treat the Award as an equity award for accounting purposes and to comply with applicable tax withholding rules. In addition, Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

16. Participant Acknowledgments and Agreements. By accepting the grant of this Award, Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the

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Plan or this Agreement; (b) the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares, even if Shares have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and the Committee; (d) Participant’s participation in the Plan shall not create a right of future employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (e) Participant is participating voluntarily in the Plan; (f) this Award is an extraordinary item that is outside the scope of Participant’s employment contract, if any; (g) this Award is not part of Participant’s normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event Participant is not an employee of the Company, this Award will not be interpreted to form an employment contract or relationship with the Company; (i) the value of the Shares may increase or decrease in value and the future value of the underlying Shares cannot be predicted; (j) in consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of Shares subject to the Award resulting from termination of Participant’s employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (k) in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to vest in the Award and receive any Shares will terminate effective as of the date that Participant is no longer actively employed (except as expressly provided herein) and will not be extended by any notice period mandated under local statute, contract or common law; the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Award.

17. Consent for Accumulation and Transfer of Data. Participant consents to the accumulation and transfer of data concerning him or her and the Award to and from the Company (and its Subsidiaries) and UBS, or such other agent as may administer the Plan on behalf of the Company from time to time. In addition, Participant understands that the Company and its Subsidiaries hold certain personal information about Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all grants or awards, vested, unvested, or expired (the “personal data”). Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law. Such data include but are not limited to information described above and any changes thereto and other appropriate personal and financial data about Participant. Participant hereby provides explicit consent to the Company and its Subsidiaries to process any such personal data and sensitive personal data. Participant also hereby provides explicit consent to the Company and its Subsidiaries to transfer

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any such personal data and sensitive personal data outside the country in which Participant is employed, and to the United States or other jurisdictions. The legal persons for whom such personal data are intended are the Company and its Subsidiaries, UBS, and any company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

18. Plan Information. Participant agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Plan website at www.ubs.com/onesource/efx and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K and other information filed with the SEC, from the investor relations section of the Equifax website at www.equifax.com. Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.

19. Plan Incorporated by Reference; Conflicts. The Plan, this Agreement, and the Employment Agreement provisions referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in the Plan or this Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and Participant under which an Award properly granted under and pursuant to the Plan serves as any part of the consideration furnished to Participant. If provisions of the Plan and this Agreement conflict, the Agreement provisions will govern.

20. Participant Bound by Plan. Participant acknowledges receiving, or being provided with access to, a prospectus describing the material terms of the Plan, and agrees to be bound by all the terms and conditions of the Plan. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributees and personal representatives of Participant and the successors of the Company.

21. Governing Law. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia, USA, without regard to conflict of law provisions.

22. Translations. If Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.

23. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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24. Section 409A.

(a) General. To the extent that the requirements of Section 409A are applicable to this Award, it is the intention of both the Company and Participant that the benefits and rights to which Participant could be entitled pursuant to this Agreement comply with or be exempt from Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A.

(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company makes no representation to Participant that the Award and any Shares issued pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Participant or any beneficiary for any tax, additional tax, interest or penalties that Participant or any beneficiary may incur in the event that any provision of this Agreement is deemed to violate any of the requirements of Section 409A.

(c) Six Month Delay for Specified Participants.

(i) To the extent applicable, if Participant is a “Specified Employee” (as defined below), then no payment or benefit that is payable on account of Participant’s “separation from service” (as determined by the Company in accordance with Section 409A) shall be made before the date that is six months and one day after Participant’s “separation from service” (or, if earlier, the date of Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the determination of whether Participant is a “Specified Employee” at the time of his or her separation from service from the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, applying the 20 percent common ownership standard) shall be made in accordance with the rules under Section 409A.

(d) No Acceleration of Payments. Neither the Company nor Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

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(e) Termination of Employment. Any provisions of this Agreement that provide for payment of compensation that is subject to Section 409A and that has payment triggered by Participant’s termination of employment other than on account of death shall be deemed to provide for payment that is triggered only by Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h).

25. 30 Days to Accept Agreement. Participant shall have 30 days to accept this Agreement. Participant’s Award will be forfeited if this Agreement is not accepted by Participant within 30 days of receipt of email notification from UBS including a link to this Agreement.

PARTICIPANT	EQUIFAX INC.

By:
(Signature)	Name: Title:

(Printed Name)

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Annex III

Nonqualified Stock Option Agreement – Initial Award

EQUIFAX INC. 2008 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

MARK W. BEGOR

Number of Shares Subject to Option:

Option Price: $

Date of Grant:                             , 2018

Pursuant to the Equifax Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 2, 2013 (the “Plan”), Equifax Inc., a Georgia corporation (the “Company”), has granted the above-named Participant (the “Participant”) an Option (the “Option” or the “Award”) to purchase such number of shares of common stock of the Company (the “Shares”) as is set forth above on the terms and conditions set forth in this agreement (the “Agreement”) and in the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.

1. Grant of Option. The Option is granted to Participant on the Date of Grant set forth above. This Agreement is not intended to be, and shall not be treated as, an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Basic Terms and Conditions. The Option is subject to the following basic terms and conditions:

(a) Expiration Date. Except as otherwise provided in this Agreement, the Option will expire ten years from the Date of Grant (the “Expiration Date”).

(b) Exercise of Option. Except as provided in Sections 2(d) or 3, the Option shall be exercisable with respect to one-third of the number of Shares subject to this Option on each of the first three anniversaries of the Effective Date as defined as of the Grant Date in the Employment Agreement (each such anniversary is a “Vesting Date”) such that this Option shall be fully exercisable on the third anniversary of the Effective Date (the “Final Vesting Date”), provided Participant (i) remains actively employed by the Company until the applicable Vesting Date or (ii) to the extent consistent with the provisions of Section 2(d), terminates employment before such date. Prior to an applicable Vesting Date, the right to exercise the Option shall not be earned by Participant’s performance of services and there shall be no such vesting of the Option. Subject to the terms of the Plan, the Committee reserves the right in its sole discretion to waive or reduce the vesting requirements. Participant acknowledges that the grant of the Option represents valuable consideration, regardless of whether the Option actually vests. Once exercisable, in whole or part, the Option will continue to be so exercisable until the earlier of the termination of Participant’s exercise rights under Section 2(d) or Section 3, or the Expiration Date.

(c) Method of Exercise and Payment for Shares. In order to exercise the Option, it must be vested and must not have expired, and Participant must give written notice (or such other form of notice as permitted by the Company or the Committee) in a manner prescribed by the Company from time to time together with payment of the Option Price to the Company at the Company’s principal office in Atlanta, Georgia, or as otherwise directed by the Committee. The date of exercise (the “Date of Exercise”) will be the date of receipt of the notice in compliance with this Section 2(c) or any later date specified in the notice. Participant must pay the Option Price (i) in cash or a cash equivalent acceptable to the Committee, (ii) by the surrender (or attestation of ownership) of Shares with an aggregate Fair Market Value (based on the closing price of a share of common stock as reported on the New York Stock Exchange composite index on the Date of Exercise) that is not less than the Option Price, (iii) by a combination of cash and Shares or (iv) by net settlement or cashless exercise of the Option in the manner designated by the Committee. Not all forms and methods of payment are available in every country. Except as restricted by applicable law, payment of the Option Price may be delayed in the discretion of the Committee to accommodate proceeds of sale of some or all of the Shares to which this grant relates.

If at the Date of Exercise, Participant is not in compliance with the Company’s minimum stock ownership guidelines then in effect for Participant’s job grade or classification, if any, Participant will not be entitled to exercise the Option using a “cashless exercise program” of the Company (if then in effect), unless the net proceeds received by Participant from that exercise consist only of Shares and Participant agrees to hold all those Shares for at least one year.

(d) Termination of Employment. Except as provided in this Section 2(d), or Section 3, the Option will be forfeited and will not be exercisable after termination of Participant’s employment with the Company. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company and a termination of employment shall mean a termination of employment with the Company and each Subsidiary by which Participant is employed.

(i) Termination without Cause or Resignation for Good Reason Other than during a Change in Control Period. Subject to the requirements of Section 10(c) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if, other than during a Change in Control Period, Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), for purposes of determining the portion of the Option that is exercisable from time to time, Participant shall be treated as continuing to vest through the earlier of the Final Vesting Date or the second anniversary of the Termination Date (the “Second Anniversary”), with the Option becoming vested in accordance with the original vesting schedule. Participant shall have the right to exercise the Option with respect to that portion of the number of Shares for which the Option was or becomes vested and exercisable under the preceding sentence and the remaining portion shall be forfeited and cancelled. If, as of the Termination Date, a definitive agreement has been signed with respect to a Change in Control, any incremental portions of the Option that could vest under Subsection 2(d)(ii) upon the later consummation of a Change in Control during the Change in Control Period shall not

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be forfeited unless and until six months have passed since the signing of the definitive agreement without the consummation of a Change in Control, while a consummation of a Change in Control during such six month period shall cause any remaining unvested portions of the Option to be vested as provided in Subsection 2(d)(ii). Except as provided in Subsection 2(d)(vi)(B) below, the right to exercise any vested portion of the Option will continue until the earlier of the Second Anniversary (or, if later, for any portion of the Option that first becomes vested less than 90 days before the Second Anniversary, the end of the 90 day period after such vesting occurs) or the Expiration Date.

(ii) Termination without Cause or Resignation for Good Reason during a Change in Control Period. Subject to the requirements of Section 10(d) of the Employment Agreement (relating to release of claims and material compliance with restrictive covenants), if, during the portion of a Change in Control Period that ends upon consummation of a Change in Control, Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), all unvested portions of the Option shall, upon the consummation of the Change in Control, immediately become vested and nonforfeitable. Except as provided in Subsection 2(d)(vi)(B) below or Section 4 below, the right to exercise the Option after vesting may be exercised until the earlier of the Second Anniversary or the Expiration Date. To the extent of any conflict with the application of Section 3 below, Section 3 will govern.

(iii) Retirement. Except in the event of a termination for Cause as defined below and subject to the requirements of Section 10(b) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from Participant’s Retirement (as such term is defined in the Employment Agreement) from the Company, all portions of the Option shall immediately become vested and nonforfeitable. Except as provided in Section 2(d)(vi)(B) below or Section 4 below, the right to exercise the Option after vesting may be exercised until the earlier of the last day of the 60-month period following the date of Retirement or the Expiration Date. To the extent of any conflict with the application of Section 3 below, Section 3 will govern.

(iv) Disability. Except as provided in Sections 3 or 4 below, if Participant’s employment ends as a result of Disability (as such term is defined in the Employment Agreement), then all unvested Shares subject to the Option shall immediately become vested and exercisable. Except as provided in Section 2(d)(vi)(B) below, the right to exercise the vested portion of the Option will continue until the earlier of the last day of the 60-month period following the last date of Participant’s active employment or the Expiration Date.

(v) Other Termination of Employment. Except as provided in Sections 3 or 4 below, if the termination of Participant’s employment results for any reason other than Cause and other than as provided in Section 2(d)(i)-(iv) or (vi) (in each case, as determined by the Committee), then Participant will continue to have the right to exercise the Option with respect to that portion of the number of Shares for which the Option was vested and exercisable on the date of Participant’s termination of employment and the remaining portion shall be forfeited and cancelled. Except as provided in Subsection 2(d)(vi)(B) below, the right to exercise the vested portion of the Option will continue until the earlier of the 90th day after the date of termination of employment or the Expiration Date.

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(vi) Death.

(A) Except as provided in Sections 3 or 4 below, if the termination of Participant’s employment results from Participant’s death, then all unvested Shares subject to the Option shall immediately become vested and exercisable, and Participant’s estate, or the person(s) to whom Participant’s rights under this Agreement pass by will or the laws of descent and distribution, will have the right to exercise the Option with respect to all Shares subject to the Option. The right to exercise the Option will continue until the earlier of the last day of the 60-month period following Participant’s death or the Expiration Date.

(B) If Participant dies following termination of employment and prior to the expiration of any remaining period during which the Option may be exercised in accordance with Subsections (i), (ii), (iii), (iv) or (v) above, or Section 3, the remaining period during which the Option will be exercisable (by Participant’s estate, or the person(s) to whom Participant’s rights under this Agreement pass by will or the laws of descent and distribution) will be the greater of (a) the remaining period under the applicable section or paragraph referred to above, or (b) six months from the date of death; provided that under no circumstances will the Option be exercisable after the Expiration Date.

3. Change in Control.

(a) Double Trigger Change in Control. Subject to Section 3(b) below, if subsequent to receiving a Replacement Award, Participant’s employment with the Company (or its successor in the Change in Control) is terminated on the consummation of the Change in Control or within the portion of the Change in Control Period beginning on the consummation of a Change in Control either by Participant for Good Reason or by the Company or successor (as applicable) other than for Cause, then the entire number of Shares represented by the Option which have not yet become vested or been exercised or forfeited will become immediately vested and exercisable (the “Unexercised Portion”). If Participant’s employment with the Company terminates after the date on which the Change in Control occurs other than as a result of a termination by the Company for Cause, then Participant (or, if applicable, Participant’s estate or the person(s) to whom Participant’s rights under this Agreement pass by will or the laws of descent and distribution) will have the right to exercise the Unexercised Portion. Except as provided in Section 2(d)(iv)(B) above or Section 4 below, that right may be exercised until the earlier of the last day of the 60-month period following the termination of Participant’s employment or the Expiration Date.

(b) Single Trigger Change in Control. Notwithstanding Section 3(a) above, if, upon a Change in Control, Participant does not receive a Replacement Award, then the Unexercised Portion will become immediately vested and exercisable.

(c) Special Treatment on Change in Control. Notwithstanding anything to the contrary in this Agreement, the Committee, in its discretion, may terminate the Option upon a Change in Control; provided, however, that at least 30 days prior to the Change in Control, the Committee must notify Participant that the Option will be terminated and provide Participant, at

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the election of the Committee, either (i) a cash payment equal to the difference between the Fair Market Value of the vested Options (including Options that would become vested upon the Change in Control as provided above) and the Exercise Price for such Options, computed as of the consummation of the Change in Control and to be paid no later than three business days after the Change in Control, or (ii) the right to exercise all vested Options (including Options that would become vested upon the Change in Control as provided above) immediately prior to the Change in Control.

(d) Definition of “Cause”. For purposes of this Award, “Cause” shall have the meaning ascribed to such term in Section 9(d) of the Employment Agreement (including the provisions described therein relating to the Review Period).

(e) Definition of “Change in Control. For purposes of this Award, “Change in Control” shall mean a “Change of Control” as defined in the Plan.

(f) Definition of “Change in Control Period”. For purposes of this Award, “Change in Control Period” shall mean the period beginning after the signing of a definitive agreement to effectuate a Change in Control (but not more than six months prior to the consummation of a Change in Control) and ending on the second anniversary of such consummation.

(g) Definition of “Employment Agreement”. For purposes of this Award, “Employment Agreement” shall mean the employment agreement between Participant and the Company dated as of March 27, 2018, as it may be amended from time to time.

(h) Definition of “Good Reason”. For purposes of this Award, “Good Reason” shall have the meaning ascribed to such term in Participant’s Employment Agreement.

(i) Definition of “Replacement Award”. For purposes of this Section 3, a “Replacement Award” means an award that is granted as an assumption or replacement of the Award and that has similar terms and conditions and preserves the same benefits as the Award it is replacing.

4. Clawback Policy. This Award shall be subject to the terms and conditions of the Company’s Policy on Recovery and Recoupment of Incentive Compensation, adopted effective March 5, 2018 and of the Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement between Participant and the Company, dated as of March 27, 2018, and is further subject to the requirements of any applicable law with respect to the recoupment, recovery or forfeiture of incentive compensation. Participant hereby agrees to be bound by the requirements of this Section 4. The recoupment or recovery of such incentive compensation may be made by the Company or the Subsidiary that employed Participant.

5. Termination for Cause. If Participant’s employment with the Company is terminated for Cause, the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Option as of the date of termination for Cause. Without limiting the generality of the foregoing, the Committee may also require Participant to pay to the Company any gain realized by Participant from the Shares subject to the Option during the period beginning six months prior to the date on which Participant engaged or began engaging in conduct that led to his or her termination for Cause.

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6. Non-Transferability of Option. The rights and privileges conferred under this Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan). Any attempt to do so contrary to the provisions hereof shall be null and void. Upon Participant’s death, the Option may be transferred by will or by the laws of descent and distribution, in which case all of Participant’s remaining rights under this Agreement must be transferred undivided to the same person or persons. During Participant’s lifetime, only Participant (or Participant’s legal representative if Participant is incompetent) may exercise the Option.

7. Conditions to Exercise of Option and Issuance of Shares. The Shares deliverable to Participant upon the exercise of the Option hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to honor the exercise of the Option or issue any certificate or certificates for Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the grant of the Shares as the Committee may establish from time to time for reasons of administrative convenience.

8. No Rights as Shareholder. Except as provided in Sections 3 or 11, Participant shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the unexercised Option. Upon exercise of a vested Option into Shares, Participant will obtain full voting and other rights as a shareholder of the Company with respect to such Shares.

9. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10. Fractional Shares. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.

11. Adjustments in Capital Structure. In the event of a change in corporate capitalization as described in Section 18 of the Plan, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and to the purchase price for such Shares or other stock or securities. The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this Agreement.

12. Taxes. Regardless of any action the Company or a Subsidiary that employs Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him

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or her is and remains Participant’s responsibility and that the Company and/or the Employer: (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and receipt of any dividends; and (b) do not commit to structure the terms or the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items. Prior to the exercise of this Option, Participant shall pay or make adequate arrangements satisfactory to the Company and or the Employer to withhold all applicable Tax-Related Items legally payable from Participant’s wages or other cash compensation paid to Participant by the Company and or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for sale of Shares that Participant acquires to meet the withholding obligations for Tax-Related Items, and or (ii) withhold in Shares, provided that the amount to be withheld may not exceed the federal, state, local and foreign tax withholding obligations associated with the exercise of the Option to the extent needed for the Company to treat the Option as an equity award for accounting purposes and to comply with applicable tax withholding rules. In addition, Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

13. Participant Acknowledgments and Agreements. By accepting the grant of this Option, Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (b) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and the Committee; (d) Participant’s participation in the Plan shall not create a right of future employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (e) Participant is participating voluntarily in the Plan; (f) this Option is an extraordinary item that is outside the scope of Participant’s employment contract, if any; (g) this Option is not part of Participant’s normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event Participant is not an employee of the Company, this Option award will not be interpreted to form an employment contract or relationship with the Company; (i) the future value of the underlying Shares is unknown and cannot be predicted; (j) if the underlying Shares do not increase in value, this Option will have no value; (k) if Participant exercises this Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Option Price; (l) in consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from termination of Participant’s employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the

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terms of this Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (m) in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to receive stock options and vest in stock options under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed (except as expressly provided herein) and will not be extended by any notice period mandated under local statute, contract or common law; furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise this Option after termination of employment, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Option. The Committee shall also have the discretion to determine if any exercise of an Option was permissible and in accordance with the terms of this Agreement and the Plan. If any Option is exercised in whole or in part by mistake, Participant agrees that the Shares may be recovered or canceled by the Company and if the Shares received upon exercise have been sold, Participant must pay to the Company any proceeds from the sale.

14. Consent for Accumulation and Transfer of Data. Participant consents to the accumulation and transfer of data concerning him or her and the Option to and from the Company (and its Subsidiaries) and UBS, or such other agent as may administer the Plan on behalf of the Company from time to time. In addition, Participant understands that the Company and its Subsidiaries hold certain personal information about Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all options awarded, vested, unvested, or expired (the “personal data”). Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law. Such data include but are not limited to information described above and any changes thereto and other appropriate personal and financial data about Participant. Participant hereby provides explicit consent to the Company and its Subsidiaries to process any such personal data and sensitive personal data. Participant also hereby provides explicit consent to the Company and its Subsidiaries to transfer any such personal data and sensitive personal data outside the country in which Participant is employed, and to the United States or other jurisdictions. The legal persons for whom such personal data are intended are the Company and its Subsidiaries, UBS and any other company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

15. Plan Information. Participant agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Plan website at www.ubs.com/onesource/efx and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K or other report filed with the SEC, from the investor relations section of the Equifax website at www.equifax.com. Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.

16. Plan Incorporated by Reference; Conflicts. The Plan, this Agreement, and the Employment Agreement provisions referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in the Plan or this Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and Participant under which an Option properly granted under and pursuant to the Plan serves as any part of the consideration furnished to Participant. If provisions of the Plan and this Agreement conflict, the Agreement provisions will govern.

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17. Participant Bound by Plan. Participant acknowledges receiving, or being provided with access to, a prospectus describing the material terms of the Plan, and agrees to be bound by all the terms and conditions of the Plan. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributees and personal representatives of Participant and the successors of the Company.

18. Governing Law. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia, USA, without regard to conflict of law provisions.

19. Translations. If Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.

20. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21. Section 409A.

(a) General. To the extent that the requirements of Code Section 409A are applicable to this Award, it is the intention of both the Company and Participant that the benefits and rights to which Participant could be entitled pursuant to this Agreement comply with or be exempt from Code Section 409A and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), and the provisions of this Agreement shall be construed in a manner consistent with that intention. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A.

(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company makes no representation to Participant that the Award and any Shares issued pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Participant or any beneficiary for any tax, additional tax, interest or penalties that Participant or any beneficiary may incur in the event that any provision of this Agreement is deemed to violate any of the requirements of Section 409A.

22. 30 Days to Accept Agreement. Participant shall have 30 days to accept this Agreement. Participant’s Award will be forfeited if this Agreement is not accepted by Participant within 30 days of receipt of email notification from UBS including a link to view and accept this Agreement.

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PARTICIPANT	EQUIFAX INC.

By:
(Signature)	Name: Title:

(Printed Name)

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Annex IV

Performance Share Award Agreement—Special Grant

EQUIFAX INC. 2008 OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT (TSR)

2018 – 2020 Performance Period

MARK W. BEGOR

Target Number of Shares Subject to Award:

Grant Date:                             , 2018

Pursuant to the Equifax Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 2, 2013 (the “Plan”), Equifax Inc., a Georgia corporation (the “Company”), has granted the above-named participant (“Participant”) Performance Shares (the “Award”) entitling Participant to earn such number of shares of Company common stock (the “Shares”) as is set forth above, as may be increased or decreased as provided in this agreement (this “Agreement”), on the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.

1. Grant Date. The Award is granted to Participant on the Grant Date set forth above and represents the right to receive Shares (and any related Dividend Equivalent Units) subject to the Award by satisfaction of the performance goals (the “Performance Goals”) set forth in Section 3 of this Agreement. Participant may earn 0% to 200% of the Target Award, depending on the Company’s relative three-year cumulative average quarterly TSR performance for the Performance Period as set forth in Section 3.

2. Vesting. Subject to earlier vesting in accordance with Sections 4 or 5 below, the Shares (and any related Dividend Equivalent Units) will become vested on the later of the third anniversary of the Effective Date (as defined as of the Grant Date in the Employment Agreement) or the date on which the Committee certifies the attainment of the Performance Goals (the “Vesting Date”) in accordance with the provisions of Section 3 below. Prior to the Vesting Date, the Shares (and any related Dividend Equivalent Units) subject to the Award shall be nontransferable and, except as otherwise provided herein, shall be immediately forfeited upon Participant’s termination of active employment with the Company. Prior to the Vesting Date, the Award shall not be earned by Participant’s performance of services and there shall be no such vesting of the Award. Subject to the terms of the Plan, the Committee reserves the right in its sole discretion to waive or reduce the vesting requirements. Participant acknowledges that the opportunity to obtain the Shares represents valuable consideration, regardless of whether the Shares actually vest.

3. Payment of Performance Shares.

(a) In General. The performance period for this Award begins on January 1, 2018 and ends on December 31, 2020 (the “Performance Period”). The percentage of the Award earned and paid will be as certified by the Committee as soon as practicable (and no later than the 15th day of the third month) following the end of the Performance Period with such percentage determined by averaging the payout percentages based upon the Company’s cumulative TSR Percentile Rank relative to the TSR of the S&P 500 through each of the last 4 quarters of the Performance Period, as more fully described in subsection (b) below. The percentage of Performance Shares payable will be determined using the following table:

Performance Share Payout Table
TSR Percentile Rank Relative to S&P 500	Percentage of Performance Shares Payable (1)
90th or greater	200%
70th	150%
50th	100%
30th	50%
Less than 30th	0%

[1]	Payout of Performance Shares will be capped at 100% (Target), if the Company’s average cumulative TSR Percentile Rank for the last 4 quarters is equal to or greater than 50th percentile, but the Company’s three-year cumulative TSR for the Performance Period is negative.

(b) Performance Shares Payable. The number of Performance Shares payable is the Target Award multiplied by the average of the payout percentages determined using the Company’s cumulative TSR Percentile Rank through each of the last 4 quarters of the Performance Period. For performance levels falling between the values as shown above, the percentage of Shares payable will be determined by interpolation. Payments will be made in Shares. For an illustration of this calculation, see the Hypothetical Example below.

Hypothetical Example: 2018-2020 Performance Period

	2018				2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Cumulative TSR Percentile Rank from January 1, 2018 through:	61st	57th	72nd	69th	70th	62nd	54th	52nd	63rd	47th	45th	48th
Payout Percentages									132%	93%	88%	95%
Percentage of Performance Shares Payable (Average Payout Percentages of Last 4 Quarters)									102%

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(c) Value of the Shares Issued as Payment for Shares Earned. The Fair Market Value of Shares on the Vesting Date will be used by the Committee to determine the basis of the Shares earned and payable.

(d) Withholding. As provided in Section 16 below, the Company shall withhold Shares having a Fair Market Value on the date the tax is to be determined for federal, state, local and other withholding taxes with respect to any taxable event arising as a result of this Agreement.

(e) Timing of Payout. Payout of the Award will be made to Participant as provided in Section 8 following the Vesting Date and written certification of performance by the Committee.

(f) Certain Definitions.

“Maximum Award” means the maximum number of Shares that can be awarded to Participant as set forth in Sections 1, 2 and 3.

“S&P 500” generally means the companies constituting the Standard & Poor’s 500 Index as of the beginning of the Performance Period (including the Company) and which continue to be actively traded under the same ticker symbol on an established securities market though the end of the Performance Period. A component company of the S&P 500 that is acquired at any time during the Performance Period (i.e., company and ticker symbol disappear) will be eliminated from the S&P 500 for the entire Performance Period. A component company of the S&P 500 filing for bankruptcy protection (and thus no longer publicly traded) at any time during the Performance Period will be deemed to remain in the S&P 500 (at an assumed TSR of minus 100%).

“Target Award” means the Target Number of Shares Subject to Award specified at the beginning of this Agreement.

“Total Shareholder Return” or “TSR” means with respect to the Company or other S&P 500 component company: the change in the closing market price of its common stock (as quoted in the principal market on which it is traded), plus dividends and other distributions paid on such common stock during the Performance Period, divided by the closing market price of its common stock on the last business day immediately preceding the Performance Period. The TSR for the common stock of the Company and an S&P 500 component company shall be adjusted to take into account stock splits, reverse stock splits, and special dividends that occur during the Performance Period, and assumes that all cash dividends and cash distributions are immediately reinvested in common stock of the entity using the closing market price on the dividend payment date.

4. Termination of Employment Events. Participant’s unvested Shares subject to the Award shall become vested and nonforfeitable to the extent provided below in the event of Participant’s termination of employment with the Company. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company and a termination of employment shall mean a termination of employment with the Company and each Subsidiary by which Participant is employed.

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(a) Death. If Participant’s termination of employment results from Participant’s death prior to the Vesting Date, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable as of the date of Participant’s death and payout of the Shares shall be made as provided in Section 8 at the Target Award payout level (100%) to Participant’s designated beneficiary as soon as practicable after the date of death.

(b) Disability. If Participant’s employment ends as a result of Disability (as such term is defined in the Employment Agreement) while employed prior to the Vesting Date, then all unvested Shares subject to the Award shall become vested and nonforfeitable at the Target Award payout level (100%) as of the date of Disability, and payout of the Shares shall be made as provided in Section 8.

(c) Retirement. Except in the event of a termination for Cause as defined below and subject to the requirements of Section 10(b) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from Participant’s Retirement (as such term is defined in the Employment Agreement) from the Company, for purposes of determining the number of Shares Participant is entitled to receive under this Award, Participant shall be treated as if Participant had, as of the date of Retirement, satisfied the requirement to remain employed through the Vesting Date, with vesting and payout of Shares based upon the performance results as and when determined by the Committee under Section 3. Payout of the Shares shall be made at the time provided in Section 3(e) and Section 8.

(d) Termination without Cause or Resignation for Good Reason. Subject to the requirements of Section 10(c) or Section 10(d) of the Employment Agreement as applicable (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), for purposes of determining the number of Shares Participant is entitled to receive under this Award, Participant shall be treated as having satisfied all service conditions as of the Termination Date, with vesting and payout of Shares based upon the performance results as and when determined by the Committee under Section 3. Payout of the Shares shall be made at the time provided in Section 3(e) and Section 8. To the extent of any conflict with the application of Section 5 below, Section 5 will govern.

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5. Change in Control.

(a) Double Trigger Change in Control. Subject to Section 5(b) below, if, subsequent to receiving a Replacement Award, Participant’s employment with the Company (or its successor in the Change in Control) is terminated on the consummation of the Change in Control or within the portion of the Change in Control Period beginning on the consummation of a Change in Control either by Participant for Good Reason or by the Company or successor (as applicable) other than for Cause, then the Replacement Award will vest and be paid out as follows: if at least one calendar year of performance during the Performance Period has been completed prior to the consummation of the Change in Control, the Shares shall be paid out based upon the Company’s relative cumulative TSR positioning at the time of the Change in Control (without the final four quarter averaging applicable to the three-year Performance Period); otherwise, the Target Award payout level (100%) shall be used. Payment of the Shares shall be made as provided in Section 8.

(b) Single Trigger Change in Control. Notwithstanding Section 5(a) above, if, upon a Change in Control, Participant does not receive a Replacement Award, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable as of the date on which the Change in Control occurs; if at least one calendar year of performance during the Performance Period has been completed prior to the consummation of the Change in Control, the Shares shall be paid out based upon the Company’s relative cumulative TSR positioning at the time of the Change in Control (without the final four quarter averaging applicable to the three-year Performance Period); otherwise, the Target Award payout level (100%) shall be used. Payment of the Shares shall be made as provided in Section 8; provided, however, if the Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Code Section 409A and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”, and any such transaction, a “Section 409A Change in Control”), the right to the Shares subject to the Award shall vest as of the consummation of the Change in Control but the payout of the Shares under Section 8 shall not occur until after the Vesting Date or other payment date specified in Section 8.

(c) Definition of “Cause”. For purposes of this Award, “Cause” shall have the meaning ascribed to such term in Section 9(d) of the Employment Agreement (including the provisions described therein relating to the Review Period).

(d) Definition of “Change in Control. For purposes of this Award, “Change in Control” shall mean a “Change of Control” as defined in the Plan.

(e) Definition of “Change in Control Period”. For purposes of this Award, “Change in Control Period” shall mean the period beginning after the signing of a definitive agreement to effectuate a Change in Control (but not more than six months prior to the consummation of a Change in Control) and ending on the second anniversary of such consummation.

(f) Definition of “Employment Agreement”. For purposes of this Award, “Employment Agreement” shall mean the employment agreement between Participant and the Company dated as of March 27, 2018, as it may be amended from time to time.

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(g) Definition of “Good Reason”. For purposes of this Award, “Good Reason” shall have the meaning ascribed to such term in Participant’s Employment Agreement.

(h) Definition of “Replacement Award”. For purposes of this Section 5, a “Replacement Award” means an award that is granted as an assumption or replacement of the Award and that has similar terms and conditions and preserves the same benefits as the Award it is replacing.

6. Clawback Policy. This Award shall be subject to the terms and conditions of (i) the Company’s Policy on Recovery and Recoupment of Incentive Compensation, adopted effective March 5, 2018 (provided that the clawback and recoupment policies shall apply only to the extent required by applicable law or to correct actual computational errors, and such policies shall not otherwise apply to this Award) and (ii) the Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement between Participant and the Company, dated as of March 27, 2018. Participant hereby agrees to be bound by the requirements of this Section 6. The recoupment or recovery of such incentive compensation may be made by the Company or the Subsidiary that employed Participant.

7. Termination for Cause. If Participant’s employment with the Company is terminated for Cause, the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Award as of the date of termination for Cause.

8. Payment Dates; Transfer of Vested Shares. Stock certificates (or appropriate evidence of ownership) representing the vested Shares, if any, and any Shares with respect to related Dividend Equivalent Units will be delivered to Participant (or, if permitted by the Company, to a party designated by Participant) on or as soon as practicable after the following payment dates, to the extent any Shares have vested as of such date pursuant to Sections 2 through 5 above: (a) the Vesting Date, (b) Participant’s death, (c) Participant’s Disability; (d) Participant’s termination of employment with the Company other than as provided in Section 4(d) or 4(e) above; or (e) the date of a Section 409A Change in Control; subject, in each case, if applicable, to Section 25. For the avoidance of doubt, only vested Shares are payable on each of the above payment dates; if, for example, no Shares are vested under Section 5(a) above on the date of a Section 409A Change in Control, then no Shares are payable on such payment date. As soon as practicable shall mean within 60 days of the applicable payment date, except that Shares vested and payable on the Vesting Date shall be paid no later than the 15th day of the third month following the end of the Performance Period. Notwithstanding the foregoing, if Participant has properly elected to defer delivery of the Shares pursuant to a plan or program of the Company, the Shares shall be issued and delivered as provided in such plan or program, but any Shares attributable to related Dividend Equivalent Units shall be delivered to Participant as provided above and shall not be subject to deferral.

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9. Dividend Equivalent Units. If any dividends are paid or other distributions are made on the Shares subject to the Award between the Grant Date and the date the Shares are transferred as provided in Section 8, Dividend Equivalent Units shall be credited to Participant, based on the Target Award shares, and shall be deemed reinvested in additional Shares. Such Dividend Equivalent Units shall be paid to Participant in Shares at the same time as the underlying Shares subject to the Award are delivered to Participant and shall be adjusted based on the same payout percentage. Participant will forfeit all rights to any Dividend Equivalent Units that relate to Shares that do not vest and are forfeited.

10. Non-Transferability of Award. Subject to any valid deferral election permitted by the Committee, until the Shares have been issued under this Award, the Shares issuable hereunder (and any related Dividend Equivalent Units) and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan). Any attempt to do so contrary to the provisions hereof shall be null and void.

11. Conditions to Issuance of Shares. The Shares deliverable to Participant hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the grant of the Shares as the Committee may establish from time to time for reasons of administrative convenience.

12. No Rights as Shareholder. Except as provided in Sections 9 and 15, Participant shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the unvested Shares. Upon settlement of the Award into Shares, Participant will obtain full voting and other rights as a shareholder of the Company with respect to such Shares.

13. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

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14. Fractional Shares. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.

15. Adjustments in Capital Structure. In the event of a change in corporate capitalization as described in Section 18 of the Plan, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Award. The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this Agreement.

16. Taxes. Regardless of any action the Company or a Subsidiary that employs Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Participant’s responsibility and that the Company and/or the Employer: (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant or vesting of the Shares subject to this Award (and any Shares with respect to related Dividend Equivalent Units), the subsequent sale of Shares acquired pursuant to such vesting and receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate Participant’s liability for Tax-Related Items. Upon the vesting and delivery of Shares subject to this Award (including any Shares with respect to related Dividend Equivalent Units), Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for sale of Shares that Participant acquires to meet the withholding obligations for Tax-Related Items, and/or (ii) satisfy such obligations in Shares, provided that the amount to be withheld may not exceed the federal, state, local and foreign tax withholding obligations associated with the Award to the extent needed for the Company to treat the Award as an equity award for accounting purposes and to comply with applicable tax withholding rules. In addition, Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

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17. Participant Acknowledgments and Agreements. By accepting the grant of this Award, Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (b) the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares, even if Shares have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and the Committee; (d) Participant’s participation in the Plan shall not create a right of future employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (e) Participant is participating voluntarily in the Plan; (f) this Award is an extraordinary item that is outside the scope of Participant’s employment contract, if any; (g) this Award is not part of Participant’s normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event Participant is not an employee of the Company, this Award will not be interpreted to form an employment contract or relationship with the Company; (i) the value of the Shares may increase or decrease in value and the future value of the underlying Shares cannot be predicted; (j) in consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of Shares subject to the Award resulting from termination of Participant’s employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (k) in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to vest in the Award and receive any Shares will terminate effective as of the date that Participant is no longer actively employed (except as provided herein) and will not be extended by any notice period mandated under local statute, contract or common law; the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Award.

18. Consent for Accumulation and Transfer of Data. Participant consents to the accumulation and transfer of data concerning him or her and the Award to and from the Company (and its Subsidiaries) and UBS, or such other agent as may administer the Plan on behalf of the Company from time to time. In addition, Participant understands that the Company and its Subsidiaries hold certain personal information about Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all grants or awards, vested, unvested, or expired (the “personal data”). Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law. Such data include but are not limited to information described above and any changes thereto and other appropriate personal and financial data about Participant. Participant hereby provides explicit consent to the Company and its Subsidiaries to process any such personal data and sensitive personal data. Participant

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also hereby provides explicit consent to the Company and its Subsidiaries to transfer any such personal data and sensitive personal data outside the country in which Participant is employed, and to the United States or other jurisdictions. The legal persons for whom such personal data are intended are the Company and its Subsidiaries, UBS, and any company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

19. Plan Information. Participant agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Plan website at www.ubs.com/onesource/efx and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K and other information filed with the SEC, from the investor relations section of the Equifax website at www.equifax.com. Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.

20. Plan Incorporated by Reference; Conflicts. The Plan, this Agreement, and the Employment Agreement provisions referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in the Plan or this Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and Participant under which an Award properly granted under and pursuant to the Plan serves as any part of the consideration furnished to Participant. If provisions of the Plan and this Agreement conflict, the Agreement provisions will govern.

21. Participant Bound by Plan. Participant acknowledges receiving, or being provided with access to, a prospectus describing the material terms of the Plan, and agrees to be bound by all the terms and conditions of the Plan. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributees and personal representatives of Participant and the successors of the Company.

22. Governing Law. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia, USA without regard to conflict of law provisions.

23. Translations. If Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.

24. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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25. Section 409A.

(a) General. To the extent that the requirements of Section 409A are applicable to this Award, it is the intention of both the Company and Participant that the benefits and rights to which Participant could be entitled pursuant to this Agreement comply with or be exempt from Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A.

(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company makes no representation to Participant that the Award and any Shares issued pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Participant or any beneficiary for any tax, additional tax, interest or penalties that Participant or any beneficiary may incur in the event that any provision of this Agreement is deemed to violate any of the requirements of Section 409A.

(b) Six Month Delay for Specified Participants.

(i) To the extent applicable, if Participant is a “Specified Employee” (as defined below), then no payment or benefit that is payable on account of Participant’s “separation from service” (as determined by the Company in accordance with Section 409A) shall be made before the date that is six months and one day after Participant’s “separation from service” (or, if earlier, the date of Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the determination of whether Participant is a “Specified Employee” at the time of his or her separation from service from the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, applying the 20 percent common ownership standard) shall be made in accordance with the rules under Section 409A.

(c) No Acceleration of Payments. Neither the Company nor Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

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(d) Termination of Employment. Any provisions of this Agreement that provide for payment of compensation that is subject to Section 409A and that has payment triggered by Participant’s termination of employment other than on account of death shall be deemed to provide for payment that is triggered only by Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h).

26. 30 Days to Accept Agreement. Participant shall have 30 days to accept this Agreement. Participant’s Award will be forfeited if this Agreement is not accepted by Participant within 30 days of receipt of email notification from UBS including a link to view and accept this Agreement.

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PARTICIPANT	EQUIFAX INC.

By:
(Signature)		Name:
Title:

(Printed Name)

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Annex V

Time-Based Restricted Stock Unit Agreement – Special Grant

EQUIFAX INC. 2008 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

MARK W. BEGOR

Number of Shares Subject to Award:

Date of Grant:                     , 2018

Pursuant to the Equifax Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 2, 2013 (the “Plan”), Equifax Inc., a Georgia corporation (the “Company”), has granted the above-named participant (“Participant”) Restricted Stock Units (the “Award”) entitling Participant to receive such number of shares of Company common stock (the “Shares”) as is set forth above on the terms and conditions set forth in this agreement (this “Agreement”) and the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.

1. Grant Date. The Award is granted to Participant on the Date of Grant (the “Grant Date”) set forth above.

2. Vesting. Except as provided in Sections 3 or 4 below, the Restricted Stock Units and the right to the Shares (and any related Dividend Equivalent Units) shall vest with respect to all of the number of Shares subject to the Award on the third anniversary of the Effective Date (as defined as of the Grant Date in the Employment Agreement) (the “Vesting Date”). After the Vesting Date, the Shares will be settled and transferred in accordance with Section 7. Prior to the Vesting Date, the Restricted Stock Units subject to the Award (and any related Dividend Equivalent Units) shall be nontransferable and, except as provided in Sections 3 and 4 below, shall be immediately forfeited upon Participant’s termination of active employment with the Company. Prior to the Vesting Date, the Award shall not be earned by Participant’s performance of services and there shall be no such vesting of the Award. The Committee which administers the Plan reserves the right, in its sole discretion, to waive or reduce the vesting requirements. Participant acknowledges that the opportunity to receive the Shares represents valuable consideration, regardless of whether the Shares vest.

3. Termination of Employment Events. Participant’s unvested Shares subject to the Award shall become vested and nonforfeitable to the extent provided below in the event of Participant’s termination of employment with the Company. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company and a termination of employment shall mean a termination of employment with the Company and each Subsidiary by which Participant is employed.

(a) Death. If Participant’s termination of employment results from Participant’s death prior to the Vesting Date, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer under Section 7 as of the date of Participant’s death.

(b) Disability. If Participant’s employment ends as a result of Disability (as such term is defined in the Employment Agreement) while employed prior to the Vesting Date, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer in accordance with Section 7 after the date Participant incurs a Disability.

(c) Retirement. Except in the event of a termination for Cause as defined below and subject to the requirements of Section 10(b) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from Participant’s Retirement (as such term is defined in the Employment Agreement) from the Company, all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer in accordance with Section 7 after the date Participant terminates employment through Retirement.

(d) Termination without Cause or Resignation for Good Reason. Subject to the requirements of Section 10(c) or Section 10(d) of the Employment Agreement as applicable (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer in accordance with Section 7 after the date Participant’s employment ends. Payout of the Shares shall be made at the time provided in Section 7 below.

4. Change in Control; Certain Definitions.

(a) If, upon a Change in Control, Participant does not receive a Replacement Award, then all unvested Shares subject to the Award shall immediately become vested and nonforfeitable and subject to settlement and transfer under Section 7 as of the date on which the Change in Control occurs; provided, however, if the Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Code Section 409A and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”, and any such transaction, a “Section 409A Change in Control”), the right to the Shares subject to the Award shall vest and be nonforfeitable as of the date of the Change in Control but the settlement and transfer of the Shares under Section 7 shall not occur until the Vesting Date or other payment date under Section 7.

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(b) Definition of “Cause”. For purposes of this Award, “Cause” shall have the meaning ascribed to such term in Section 9(d) of the Employment Agreement (including the provisions described therein relating to the Review Period).

(c) Definition of “Change in Control. For purposes of this Award, “Change in Control” shall mean a “Change of Control” as defined in the Plan.

(d) Definition of “Employment Agreement”. For purposes of this Award, “Employment Agreement” shall mean the employment agreement between Participant and the Company dated as of March 27, 2018, as it may be amended from time to time.

(e) Definition of “Good Reason”. For purposes of this Award, “Good Reason” shall have the meaning ascribed to such term in Participant’s Employment Agreement.

(f) Definition of “Replacement Award”. For purposes of this Section 4, a “Replacement Award” means an award that is granted as an assumption or replacement of the Award and that has similar terms and conditions and preserves the same benefits as the Award it is replacing.

5. Clawback Policy. This Award shall be subject to the terms and conditions of (i) the Company’s Policy on Recovery and Recoupment of Incentive Compensation, adopted effective March 5, 2018 (provided that the clawback and recoupment policies shall apply only to the extent required by applicable law or to correct actual computational errors, and such policies shall not otherwise apply to this Award) and (ii) the Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement between Participant and the Company, dated as of March 27, 2018. Participant hereby agrees to be bound by the requirements of this Section 5. The recoupment or recovery of such incentive compensation may be made by the Company or the Subsidiary that employed Participant.

6. Termination for Cause. If Participant’s employment with the Company is terminated for Cause, the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Award as of the date of termination for Cause.

7. Payment Dates; Transfer of Vested Shares. Stock certificates (or appropriate evidence of ownership) representing the vested Shares, if any, and any Shares with respect to Dividend Equivalent Units on such vested Shares will be delivered to Participant (or, if permitted by the Company, to a party designated by Participant) on or as soon as practicable after (but no later than 60 days after) the following payment dates, to the extent any Shares have vested as of such date pursuant to Sections 2, 3 or 4 above: (a) the Vesting Date, (b) Participant’s death, (c) Participant’s Disability, (d) Participant’s termination of employment with the Company other than as provided in Section 3(d) or 3(e) above, or (e) the date of a Section 409A Change in Control; subject, in each case, if applicable, to Section 24. For the avoidance of doubt, only vested Shares are payable on each of the above payment dates; if, for example, no Shares are vested under Section 4(a) above on the date of a Section 409A Change in Control, then

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no Shares are payable on such payment date. Notwithstanding the foregoing, if Participant has properly elected to defer delivery of the Shares pursuant to a plan or program of the Company, the Shares shall be issued and delivered as provided in such plan or program, but any Shares attributable to related Dividend Equivalent Units shall be delivered to Participant as provided above and shall not be subject to deferral.

8. Dividend Equivalent Units. If any dividends are paid or other distributions are made on the Shares subject to the Award between the Grant Date and the date the Shares are transferred as provided in Section 7, Dividend Equivalent Units shall be credited to Participant based on the Shares subject to the Award, and shall be deemed reinvested in additional Shares. Such Dividend Equivalent Units shall be paid to Participant in Shares at the same time as the underlying Shares subject to the Award are delivered to Participant. Participant will forfeit all rights to any Dividend Equivalent Units that relate to Shares that do not vest and are forfeited.

9. Non-Transferability of Award. Subject to any valid deferral election permitted by the Committee, until the Shares have been issued under this Award, the Shares issuable hereunder (and any related Dividend Equivalent Units) and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan). Any attempt to do so contrary to the provisions hereof shall be null and void.

10. Conditions to Issuance of Shares. The Shares deliverable to Participant hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; and (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable.

11. No Rights as Shareholder. Except as provided in Sections 8 and 14, Participant shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the unvested Shares. Upon settlement of the Award into Shares, Participant will obtain full voting and other rights as a shareholder of the Company with respect to such Shares.

12. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

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13. Fractional Shares. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.

14. Adjustments in Capital Structure. In the event of a change in corporate capitalization as described in Section 18 of the Plan, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Award. The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this Agreement.

15. Taxes. Regardless of any action the Company or a Subsidiary that employs Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Participant’s responsibility and that the Company and/or the Employer: (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant or vesting of the Shares subject to this Award (and any Shares with respect to related Dividend Equivalent Units), the subsequent sale of Shares acquired pursuant to such vesting and receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of this Award to reduce or eliminate Participant’s liability for Tax-Related Items. Upon the vesting and delivery of Shares subject to this Award (including any Shares with respect to related Dividend Equivalent Units), Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for sale of Shares that Participant acquires to meet the withholding obligations for Tax-Related Items, and/or (ii) satisfy such obligations in Shares, provided that the amount to be withheld may not exceed the federal, state, local and foreign tax withholding obligations associated with the Award to the extent needed for the Company to treat the Award as an equity award for accounting purposes and to comply with applicable tax withholding rules. In addition, Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

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16. Participant Acknowledgments and Agreements. By accepting the grant of this Award, Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (b) the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares, even if Shares have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and the Committee; (d) Participant’s participation in the Plan shall not create a right of future employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (e) Participant is participating voluntarily in the Plan; (f) this Award is an extraordinary item that is outside the scope of Participant’s employment contract, if any; (g) this Award is not part of Participant’s normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event Participant is not an employee of the Company, this Award will not be interpreted to form an employment contract or relationship with the Company; (i) the value of the Shares may increase or decrease in value and the future value of the underlying Shares cannot be predicted; (j) in consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of Shares subject to the Award resulting from termination of Participant’s employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (k) in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to vest in the Award and receive any Shares will terminate effective as of the date that Participant is no longer actively employed (except as expressly provided herein) and will not be extended by any notice period mandated under local statute, contract or common law; the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Award.

17. Consent for Accumulation and Transfer of Data. Participant consents to the accumulation and transfer of data concerning him or her and the Award to and from the Company (and its Subsidiaries) and UBS, or such other agent as may administer the Plan on behalf of the Company from time to time. In addition, Participant understands that the Company and its Subsidiaries hold certain personal information about Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all grants or awards, vested, unvested, or expired (the “personal data”). Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law. Such data include but are not limited to information described above and any changes thereto and other appropriate personal and financial data about Participant. Participant hereby provides explicit consent to the Company and its Subsidiaries to process any such personal data and sensitive personal data. Participant also hereby provides explicit consent to the Company and its Subsidiaries to transfer

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any such personal data and sensitive personal data outside the country in which Participant is employed, and to the United States or other jurisdictions. The legal persons for whom such personal data are intended are the Company and its Subsidiaries, UBS, and any company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

18. Plan Information. Participant agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Plan website at www.ubs.com/onesource/efx and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K and other information filed with the SEC, from the investor relations section of the Equifax website at www.equifax.com. Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.

19. Plan Incorporated by Reference; Conflicts. The Plan, this Agreement, and the Employment Agreement provisions referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in the Plan or this Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and Participant under which an Award properly granted under and pursuant to the Plan serves as any part of the consideration furnished to Participant. If provisions of the Plan and this Agreement conflict, the Agreement provisions will govern.

20. Participant Bound by Plan. Participant acknowledges receiving, or being provided with access to, a prospectus describing the material terms of the Plan, and agrees to be bound by all the terms and conditions of the Plan. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributees and personal representatives of Participant and the successors of the Company.

21. Governing Law. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia, USA, without regard to conflict of law provisions.

22. Translations. If Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.

23. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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24. Section 409A.

(a) General. To the extent that the requirements of Section 409A are applicable to this Award, it is the intention of both the Company and Participant that the benefits and rights to which Participant could be entitled pursuant to this Agreement comply with or be exempt from Section 409A, and the provisions of this Agreement shall be construed in a manner consistent with that intention. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A.

(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company makes no representation to Participant that the Award and any Shares issued pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Participant or any beneficiary for any tax, additional tax, interest or penalties that Participant or any beneficiary may incur in the event that any provision of this Agreement is deemed to violate any of the requirements of Section 409A.

(c) Six Month Delay for Specified Participants.

(i) To the extent applicable, if Participant is a “Specified Employee” (as defined below), then no payment or benefit that is payable on account of Participant’s “separation from service” (as determined by the Company in accordance with Section 409A) shall be made before the date that is six months and one day after Participant’s “separation from service” (or, if earlier, the date of Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the determination of whether Participant is a “Specified Employee” at the time of his or her separation from service from the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, applying the 20 percent common ownership standard) shall be made in accordance with the rules under Section 409A.

(d) No Acceleration of Payments. Neither the Company nor Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

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(e) Termination of Employment. Any provisions of this Agreement that provide for payment of compensation that is subject to Section 409A and that has payment triggered by Participant’s termination of employment other than on account of death shall be deemed to provide for payment that is triggered only by Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h).

25. 30 Days to Accept Agreement. Participant shall have 30 days to accept this Agreement. Participant’s Award will be forfeited if this Agreement is not accepted by Participant within 30 days of receipt of email notification from UBS including a link to this Agreement.

PARTICIPANT	EQUIFAX INC.

(Signature)	By:
Name:
Title:
(Printed Name)

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Annex VI

Nonqualified Stock Option Agreement – Special Grant

EQUIFAX INC. 2008 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

MARK W. BEGOR

Number of Shares Subject to Option:

Option Price: $

Date of Grant:                             , 2018

Pursuant to the Equifax Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 2, 2013 (the “Plan”), Equifax Inc., a Georgia corporation (the “Company”), has granted the above-named Participant (the “Participant”) an Option (the “Option” or the “Award”) to purchase such number of shares of common stock of the Company (the “Shares”) as is set forth above on the terms and conditions set forth in this agreement (the “Agreement”) and in the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.

1. Grant of Option. The Option is granted to Participant on the Date of Grant set forth above. This Agreement is not intended to be, and shall not be treated as, an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Basic Terms and Conditions. The Option is subject to the following basic terms and conditions:

(a) Expiration Date. Except as otherwise provided in this Agreement, the Option will expire ten years from the Date of Grant (the “Expiration Date”).

(b) Exercise of Option. Except as provided in Sections 2(d) or 3, the Option shall be exercisable with respect to one-third of the number of Shares subject to this Option on each of the first three anniversaries of the Effective Date as defined as of the Grant Date in the Employment Agreement (each such anniversary is a “Vesting Date”) such that this Option shall be fully exercisable on the third anniversary of the Effective Date (the “Final Vesting Date”), provided Participant (i) remains actively employed by the Company until the applicable Vesting Date or (ii) to the extent consistent with the provisions of Section 2(d), terminates employment before such date. Prior to an applicable Vesting Date, the right to exercise the Option shall not be earned by Participant’s performance of services and there shall be no such vesting of the Option. Subject to the terms of the Plan, the Committee reserves the right in its sole discretion to waive or reduce the vesting requirements. Participant acknowledges that the grant of the Option represents valuable consideration, regardless of whether the Option actually vests. Once exercisable, in whole or part, the Option will continue to be so exercisable until the earlier of the termination of Participant’s exercise rights under Section 2(d) or Section 3, or the Expiration Date.

(c) Method of Exercise and Payment for Shares. In order to exercise the Option, it must be vested and must not have expired, and Participant must give written notice (or such other form of notice as permitted by the Company or the Committee) in a manner prescribed by the Company from time to time together with payment of the Option Price to the Company at the Company’s principal office in Atlanta, Georgia, or as otherwise directed by the Committee. The date of exercise (the “Date of Exercise”) will be the date of receipt of the notice in compliance with this Section 2(c) or any later date specified in the notice. Participant must pay the Option Price (i) in cash or a cash equivalent acceptable to the Committee, (ii) by the surrender (or attestation of ownership) of Shares with an aggregate Fair Market Value (based on the closing price of a share of common stock as reported on the New York Stock Exchange composite index on the Date of Exercise) that is not less than the Option Price, (iii) by a combination of cash and Shares or (iv) by net settlement or cashless exercise of the Option in the manner designated by the Committee. Not all forms and methods of payment are available in every country. Except as restricted by applicable law, payment of the Option Price may be delayed in the discretion of the Committee to accommodate proceeds of sale of some or all of the Shares to which this grant relates.

If at the Date of Exercise, Participant is not in compliance with the Company’s minimum stock ownership guidelines then in effect for Participant’s job grade or classification, if any, Participant will not be entitled to exercise the Option using a “cashless exercise program” of the Company (if then in effect), unless the net proceeds received by Participant from that exercise consist only of Shares and Participant agrees to hold all those Shares for at least one year.

(d) Termination of Employment. Except as provided in this Section 2(d), or Section 3, the Option will be forfeited and will not be exercisable after termination of Participant’s employment with the Company. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company and a termination of employment shall mean a termination of employment with the Company and each Subsidiary by which Participant is employed.

(i) Termination without Cause or Resignation for Good Reason. Subject to the requirements of Section 10(c) or Section 10(d) of the Employment Agreement as applicable (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from a termination by the Company without Cause or Participant’s resignation for Good Reason (in each case as determined under the Employment Agreement), all unvested portions of the Option shall immediately become vested and nonforfeitable. Except as provided in Subsection 2(d)(v)(B) below or Section 4 below, the right to exercise the Option after vesting may be exercised until the earlier of the second anniversary of the Termination Date or the Expiration Date. To the extent of any conflict with the application of Section 3 below, Section 3 will govern.

(ii) Retirement. Except in the event of a termination for Cause as defined below and subject to the requirements of Section 10(b) of the Employment Agreement (including those relating to release of claims and material compliance with restrictive covenants), if Participant’s termination of employment results from Participant’s Retirement (as such term is defined in the Employment Agreement) from the Company,

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all portions of the Option shall immediately become vested and nonforfeitable. Except as provided in Section 2(d)(v)(B) below or Section 4 below, the right to exercise the Option after vesting may be exercised until the earlier of the last day of the 60-month period following the date of Retirement or the Expiration Date. To the extent of any conflict with the application of Section 3 below, Section 3 will govern.

(iii) Disability. Except as provided in Sections 3 or 4 below, if Participant’s employment ends as a result of Disability (as such term is defined in the Employment Agreement), then all unvested Shares subject to the Option shall immediately become vested and exercisable. Except as provided in Section 2(d)(v)(B) below, the right to exercise the vested portion of the Option will continue until the earlier of the last day of the 60-month period following the last date of Participant’s active employment or the Expiration Date.

(iv) Other Termination of Employment. Except as provided in Sections 3 or 4 below, if the termination of Participant’s employment results for any reason other than Cause and other than as provided in Section 2(d)(i)-(iii) or (v) (in each case, as determined by the Committee), then Participant will continue to have the right to exercise the Option with respect to that portion of the number of Shares for which the Option was vested and exercisable on the date of Participant’s termination of employment and the remaining portion shall be forfeited and cancelled. Except as provided in Subsection 2(d)(v)(B) below, the right to exercise the vested portion of the Option will continue until the earlier of the 90th day after the date of termination of employment or the Expiration Date.

(v) Death.

(A) Except as provided in Sections 3 or 4 below, if the termination of Participant’s employment results from Participant’s death, then all unvested Shares subject to the Option shall immediately become vested and exercisable, and Participant’s estate, or the person(s) to whom Participant’s rights under this Agreement pass by will or the laws of descent and distribution, will have the right to exercise the Option with respect to all Shares subject to the Option. The right to exercise the Option will continue until the earlier of the last day of the 60-month period following Participant’s death or the Expiration Date.

(B) If Participant dies following termination of employment and prior to the expiration of any remaining period during which the Option may be exercised in accordance with Subsections (i), (ii), (iii), or (iv) above, or Section 3, the remaining period during which the Option will be exercisable (by Participant’s estate, or the person(s) to whom Participant’s rights under this Agreement pass by will or the laws of descent and distribution) will be the greater of (a) the remaining period under the applicable section or paragraph referred to above, or (b) six months from the date of death; provided that under no circumstances will the Option be exercisable after the Expiration Date.

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3. Change in Control.

(a) Double Trigger Change in Control. Subject to Section 3(b) below, if subsequent to receiving a Replacement Award, Participant’s employment with the Company (or its successor in the Change in Control) is terminated on the date of the Change in Control or within the portion of the Change in Control Period beginning on the consummation of a Change in Control either by Participant for Good Reason or by the Company or successor (as applicable) other than for Cause, then the entire number of Shares represented by the Option which have not yet become vested or been exercised or forfeited will become immediately vested and exercisable (the “Unexercised Portion”). If Participant’s employment with the Company terminates after the date on which the Change in Control occurs other than as a result of a termination by the Company for Cause, then Participant (or, if applicable, Participant’s estate or the person(s) to whom Participant’s rights under this Agreement pass by will or the laws of descent and distribution) will have the right to exercise the Unexercised Portion. Except as provided in Section 2(d)(v)(B) above or Section 4 below, that right may be exercised until the earlier of the last day of the 60-month period following the termination of Participant’s employment or the Expiration Date.

(b) Single Trigger Change in Control. Notwithstanding Section 3(a) above, if, upon a Change in Control, Participant does not receive a Replacement Award, then the Unexercised Portion will become immediately vested and exercisable.

(c) Special Treatment on Change in Control. Notwithstanding anything to the contrary in this Agreement, the Committee, in its discretion, may terminate the Option upon a Change in Control; provided, however, that at least 30 days prior to the Change in Control, the Committee must notify Participant that the Option will be terminated and provide Participant, at the election of the Committee, either (i) a cash payment equal to the difference between the Fair Market Value of the vested Options (including Options that would become vested upon the Change in Control as provided above) and the Exercise Price for such Options, computed as of the date of the Change in Control and to be paid no later than three business days after the Change in Control, or (ii) the right to exercise all vested Options (including Options that would become vested upon the Change in Control as provided above) immediately prior to the Change in Control.

(d) Definition of “Cause”. For purposes of this Award, “Cause” shall have the meaning ascribed to such term in Section 9(d) of the Employment Agreement (including the provisions described therein relating to the Review Period).

(e) Definition of “Change in Control. For purposes of this Award, “Change in Control” shall mean a “Change of Control” as defined in the Plan.

(f) Definition of “Change in Control Period”. For purposes of this Award, “Change in Control Period” shall mean the period beginning after the signing of a definitive agreement to effectuate a Change in Control (but not more than six months prior to the consummation of a Change in Control) and ending on the second anniversary of such consummation.

(g) Definition of “Employment Agreement”. For purposes of this Award, “Employment Agreement” shall mean the employment agreement between Participant and the Company dated as of March 27, 2018, as it may be amended from time to time.

(h) Definition of “Good Reason”. For purposes of this Award, “Good Reason” shall have the meaning ascribed to such term in Participant’s Employment Agreement.

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(i) Definition of “Replacement Award”. For purposes of this Section 3, a “Replacement Award” means an award that is granted as an assumption or replacement of the Award and that has similar terms and conditions and preserves the same benefits as the Award it is replacing.

4. Clawback Policy. This Award shall be subject to the terms and conditions of (i) the Company’s Policy on Recovery and Recoupment of Incentive Compensation, adopted effective March 5, 2018 (provided that the clawback and recoupment policies shall apply only to the extent required by applicable law or to correct actual computational errors, and such policies shall not otherwise apply to this Award) and (ii) the Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement between Participant and the Company, dated as of March 27, 2018. Participant hereby agrees to be bound by the requirements of this Section 4. The recoupment or recovery of such incentive compensation may be made by the Company or the Subsidiary that employed Participant.

5. Termination for Cause. If Participant’s employment with the Company is terminated for Cause, the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit this Option as of the date of termination for Cause. Without limiting the generality of the foregoing, the Committee may also require Participant to pay to the Company any gain realized by Participant from the Shares subject to the Option during the period beginning six months prior to the date on which Participant engaged or began engaging in conduct that led to his or her termination for Cause.

6. Non-Transferability of Option. The rights and privileges conferred under this Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by operation of law or otherwise (except as permitted by the Plan). Any attempt to do so contrary to the provisions hereof shall be null and void. Upon Participant’s death, the Option may be transferred by will or by the laws of descent and distribution, in which case all of Participant’s remaining rights under this Agreement must be transferred undivided to the same person or persons. During Participant’s lifetime, only Participant (or Participant’s legal representative if Participant is incompetent) may exercise the Option.

7. Conditions to Exercise of Option and Issuance of Shares. The Shares deliverable to Participant upon the exercise of the Option hereunder may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to honor the exercise of the Option or issue any certificate or certificates for Shares prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings and regulations of the Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Committee shall, in its discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the grant of the Shares as the Committee may establish from time to time for reasons of administrative convenience.

8. No Rights as Shareholder. Except as provided in Sections 3 or 11, Participant shall not have voting, dividend or any other rights as a shareholder of the Company with respect to the unexercised Option. Upon exercise of a vested Option into Shares, Participant will obtain full voting and other rights as a shareholder of the Company with respect to such Shares.

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9. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10. Fractional Shares. Fractional shares will not be issued, and when any provision of this Agreement otherwise would entitle Participant to receive a fractional share, that fraction will be disregarded.

11. Adjustments in Capital Structure. In the event of a change in corporate capitalization as described in Section 18 of the Plan, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and to the purchase price for such Shares or other stock or securities. The Committee’s adjustments shall be effective and final, binding and conclusive for all purposes of this Agreement.

12. Taxes. Regardless of any action the Company or a Subsidiary that employs Participant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him or her is and remains Participant’s responsibility and that the Company and/or the Employer: (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and receipt of any dividends; and (b) do not commit to structure the terms or the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items. Prior to the exercise of this Option, Participant shall pay or make adequate arrangements satisfactory to the Company and or the Employer to withhold all applicable Tax-Related Items legally payable from Participant’s wages or other cash compensation paid to Participant by the Company and or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (i) sell or arrange for sale of Shares that Participant acquires to meet the withholding obligations for Tax-Related Items, and or (ii) withhold in Shares, provided that the amount to be withheld may not exceed the federal, state, local and foreign tax withholding obligations associated with the exercise of the Option to the extent needed for the Company to treat the Option as an equity award for accounting purposes and to comply with applicable tax withholding rules. In addition, Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

13. Participant Acknowledgments and Agreements. By accepting the grant of this Option, Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement; (b) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock

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options have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company and the Committee; (d) Participant’s participation in the Plan shall not create a right of future employment with the Company and shall not interfere with the ability of the Company to terminate Participant’s employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (e) Participant is participating voluntarily in the Plan; (f) this Option is an extraordinary item that is outside the scope of Participant’s employment contract, if any; (g) this Option is not part of Participant’s normal or expected compensation or salary for any purposes, including but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event Participant is not an employee of the Company, this Option award will not be interpreted to form an employment contract or relationship with the Company; (i) the future value of the underlying Shares is unknown and cannot be predicted; (j) if the underlying Shares do not increase in value, this Option will have no value; (k) if Participant exercises this Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Option Price; (l) in consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from termination of Participant’s employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Agreement, Participant shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (m) in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to receive stock options and vest in stock options under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed (except as expressly provided herein) and will not be extended by any notice period mandated under local statute, contract or common law; furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Participant’s right to exercise this Option after termination of employment, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Option. The Committee shall also have the discretion to determine if any exercise of an Option was permissible and in accordance with the terms of this Agreement and the Plan. If any Option is exercised in whole or in part by mistake, Participant agrees that the Shares may be recovered or canceled by the Company and if the Shares received upon exercise have been sold, Participant must pay to the Company any proceeds from the sale.

14. Consent for Accumulation and Transfer of Data. Participant consents to the accumulation and transfer of data concerning him or her and the Option to and from the Company (and its Subsidiaries) and UBS, or such other agent as may administer the Plan on behalf of the Company from time to time. In addition, Participant understands that the Company and its Subsidiaries hold certain personal information about Participant, including but not limited to his or her name, home address, telephone number, date of birth, social security number, salary, nationality, job title, and details of all options awarded, vested, unvested, or expired (the “personal data”). Certain personal data may also constitute “sensitive personal data” within the meaning of applicable local law. Such data include but are not limited to information described above and any changes thereto and other appropriate personal and financial data about Participant. Participant hereby provides explicit consent to the Company and its Subsidiaries to

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process any such personal data and sensitive personal data. Participant also hereby provides explicit consent to the Company and its Subsidiaries to transfer any such personal data and sensitive personal data outside the country in which Participant is employed, and to the United States or other jurisdictions. The legal persons for whom such personal data are intended are the Company and its Subsidiaries, UBS and any other company providing services to the Company in connection with compensation planning purposes or the administration of the Plan.

15. Plan Information. Participant agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Plan website at www.ubs.com/onesource/efx and shareholder information, including copies of any annual report, proxy statement, Form 10-K, Form 10-Q, Form 8-K or other report filed with the SEC, from the investor relations section of the Equifax website at www.equifax.com. Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and shareholder information are available upon written or telephonic request to the Company’s Corporate Secretary.

16. Plan Incorporated by Reference; Conflicts. The Plan, this Agreement, and the Employment Agreement provisions referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in the Plan or this Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and Participant under which an Option properly granted under and pursuant to the Plan serves as any part of the consideration furnished to Participant. If provisions of the Plan and this Agreement conflict, the Agreement provisions will govern.

17. Participant Bound by Plan. Participant acknowledges receiving, or being provided with access to, a prospectus describing the material terms of the Plan, and agrees to be bound by all the terms and conditions of the Plan. Except as limited by the Plan or this Agreement, this Agreement is binding on and extends to the legatees, distributees and personal representatives of Participant and the successors of the Company.

18. Governing Law. This Agreement has been made in and shall be construed under and in accordance with the laws of the State of Georgia, USA, without regard to conflict of law provisions.

19. Translations. If Participant has received this or any other document related to the Plan translated into any language other than English and if the translated version is different than the English version, the English version will control.

20. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21. Section 409A.

(a) General. To the extent that the requirements of Code Section 409A are applicable to this Award, it is the intention of both the Company and Participant that the benefits and rights to which Participant could be entitled pursuant to this Agreement comply with or be exempt from Code Section 409A and the Treasury Regulations and other guidance promulgated

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or issued thereunder (“Section 409A”), and the provisions of this Agreement shall be construed in a manner consistent with that intention. The Plan and any award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A.

(b) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company makes no representation to Participant that the Award and any Shares issued pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Participant or any beneficiary for any tax, additional tax, interest or penalties that Participant or any beneficiary may incur in the event that any provision of this Agreement is deemed to violate any of the requirements of Section 409A.

22. 30 Days to Accept Agreement. Participant shall have 30 days to accept this Agreement. Participant’s Award will be forfeited if this Agreement is not accepted by Participant within 30 days of receipt of email notification from UBS including a link to view and accept this Agreement.

PARTICIPANT	EQUIFAX INC.

By:
(Signature)	Name: Title:

(Printed Name)

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Annex VII

Form of Release1

SEPARATION AND RELEASE AGREEMENT

1. Separation Date. I, Mark W. Begor, hereby acknowledge that my employment by Equifax Inc. (together with its subsidiaries, the “Company”) has ended as of (Insert Date) (the “Termination Date”).

2. Severance Benefits. In exchange for the Company’s receipt of this Separation and Release Agreement (the “Release”) signed by me, and provided I do not revoke this Release in the manner specified in Paragraph 12 herein within seven (7) days after signing it, the Company will provide to me the severance benefits, including equity acceleration and/or extension of expiration (all as described in Section     2 of my employment agreement with the Company dated March 27, 2018 (the “Employment Agreement”) on the terms and conditions set forth therein). I agree and acknowledge that the severance payments, additional post-employment benefits, and accelerated vesting and/or extension of expiration (the “Severance Benefits”) constitute payments or benefits to which I would not be entitled if I did not sign or did revoke this Release. The Company acknowledges that I am entitled to the Accrued Amounts set forth in Section 10(a) of the Employment Agreement irrespective of whether I execute the Release. I understand that information will be provided to me about my right to continue health benefits through the Company through the federal law known as COBRA.

3. Release of Claims.

a. General Release. In consideration of the Severance Benefits, I, on behalf of myself, my heirs, assigns, legal representatives, successors in interest, and any person claiming through me or any of them, hereby completely release and forever discharge all Released Parties from any and all claims, demands or liabilities whatsoever, based on any act or omission occurring before my signing of this Release, arising out of my employment with any of the Released Parties or the ending of such employment. The matters released include any claim arising under Title VII of the Civil Rights Act of 1964; the Federal Civil Rights Act of 1991; the Fair Credit Reporting Act; the Civil Rights Acts of 1866, 1870, 1871, and 1991; Title II of the Genetic Information Nondiscrimination Act of 2008; the Worker Adjustment and Retraining Notification Act of 1988; the Occupational Safety and Health Act of 1970; the Vietnam Era Veterans Readjustment Assistance Act of 1974; the Americans with Disabilities Act of 1990; the Federal Family and Medical Leave Act of 1993; the Equal Pay Act; the Rehabilitation Act; the Employee Retirement Income Security Act of 1974; the Age Discrimination in

[1]	NTD: The Parties agree that the Company may revise the release in light of additional statutes or claims so that the Company receives the benefit of the fullest legally permissible release of claims and may also change the timing, if required, to obtain such release. This footnote and the other footnotes are part of the form of release and are to be removed only when the Company finalizes the letter agreement for execution. If the release is due after the executive’s death, the Company will revise and provide for a comparable release by his estate or beneficiaries.
[2]	NTD: Cross-reference to be added based on triggering event.

Employment Act (“ADEA”); the Older Workers Benefit Protection Act; the Fair Labor Standards Act of 1936; the National Labor Relations Act of 1935; the Uniformed Services Reemployment Rights Act of 1994; the Georgia Equal Employment for Persons with Disabilities Code, O.C.G.A. §§ 34-6A-1 to 34-6A-6 (prohibiting discrimination on the account of disability); the Georgia Sex Discrimination in Employment Law, O.G.C.A. §§ 34-5-1 to 34-5-7; the City of Atlanta Fair Private Employment Ordinance, Atlanta, Ga. Code of Ordinances §§ 94-110 to 94-121; [Insert any additional laws as appropriate at the Termination Date], all of the foregoing as amended; any other federal, state or local law, regulation or ordinance regulating employment discrimination, wages, hours and working conditions, or other worker protections; or any other federal, state or local statutory or common law where I was employed or resided pertaining to employment relations, my employment or the termination of my employment, including any action based on any alleged breach of contract, breach of the covenant of good faith and fair dealing, fraud, fraudulent inducement or any other tort; any violation of public policy or statutory or constitutional rights; any claim for unpaid salary (other than as due in the ordinary course in a final paycheck); severance pay, bonus or similar benefit; sick leave; pension or retirement; vacation pay (other than as due in the ordinary course in a final paycheck) or holiday pay; equity compensation; car allowance; life insurance, health or medical insurance, or any other fringe benefit; any claim for reimbursement of health or medical costs; and any claim for disability.

For purposes of this Release, the term “Released Parties” means the Company, and each of its respective parents, subsidiaries and affiliates, and all of the current and former employees, officers, directors, trustees, agents, representatives, shareholders, attorneys, accountants, partners, insurers, advisors, partnerships, joint venturers, successors and assigns, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) of any of them, in their individual and official capacities, and the respective heirs and personal representatives of any of them, and any other persons acting by, through, under, or in concert with, any of them.

b. Unknown Claims. I understand and agree that the claims released in Paragraph 3.a include not only claims presently known to me, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in Paragraph 3.a. I understand that I may hereafter discover facts different from what I now believe to be true that, if known, could have materially affected my willingness to execute and the terms of this Release, but I nevertheless waive and release any claims or rights based on different or additional facts.

c. Exclusions from Release.

1. Certain Exclusions. Notwithstanding the foregoing, the Release does not include and will not preclude: (a) rights or claims to vested benefits under any applicable retirement and/or pension plans or to the Accrued Amounts; (b) rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (c) any claims not waivable by applicable law (including, where applicable, workers’ compensation claims and unemployment claims) or arising after the date I sign this Release; and/or (d) any actions to enforce this Release or to receive the Severance Benefits

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2. Indemnification. The Company agrees that I am not releasing any claims or rights I may have for indemnification under state or other law or the governing documents of the Company and any affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when I was a director, officer, employee or agent of the Company or any affiliated company; provided, however, that (i) the Company’s acknowledgement is not a concession, acknowledgment, or guaranty that I have any such rights to indemnification or coverage in a particular matter, and (ii) the Company retains any defenses it may have to such indemnification or coverage.

4. No Claims. Except as permitted hereby, I agree that I will not file, nor encourage or knowingly permit another to file, any claim, charge, action, or complaint (collectively “Claim”) concerning any matter released herein. If I have previously filed any such Claim, I agree to take all steps necessary to cause it to be withdrawn without delay; provided, however, that nothing in this Release: (i) prevents me from filing a Claim with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that I acknowledge that I may not recover any monetary benefits in connection with any such Claim; I further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding; and I agree that if any such Claim is filed on my behalf, I shall take all reasonable steps necessary to refuse any damages or individualized relief in connection therewith), or (ii) shall limit or restrict my right to (a) challenge the validity of this Release under the ADEA, or (b) prosecute any ADEA claim if such claim arises after I sign this Release, and no such action on my part shall be deemed to violate this provision or any other provision of this Release. This Release does not prohibit or prevent me from engaging in activities that are not waivable and are protected by applicable federal or state laws. Further, nothing in this Release or other policies or contracts covering me prohibits me from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings, or from receiving an award for information provided to any government agency. I have been advised that I am not required to notify the Company of any such communications; provided, however, that nothing herein or in the Employment Agreement authorizes the disclosure of information I obtained through a communication that was subject to the attorney-client privilege.

5. Release Negotiations Confidential. I represent and agree that I will keep the details of negotiation with respect to this Release completely confidential, and that I will not disclose such information to anyone, except as follows: (a) to my immediate family and professional representatives (provided they are informed of this confidentiality provision); (b) to any governmental authority; and (c) in response to subpoena or other legal process, provided that before making such disclosure (other than in response to a subpoena or other process issued by a government agency), I shall give the Company as much prior notice thereof as practical to enable the Company to seek, at its sole discretion, an appropriate order preventing such disclosure. I am not required to maintain the confidentiality of the negotiations to the extent the Company publicly discloses the details of such negotiations.

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6. Continuing Obligations. Except as otherwise permitted by Paragraph 4 above or my Employment Agreement, I acknowledge and reaffirm my obligation to keep confidential and not to use or disclose any and all non-public information concerning the Company that I acquired during the course of my employment with the Company, including any non-public information concerning the Company’s business affairs, business prospects, and financial condition, provided that I may respond to subpoena or other legal process, provided that before making such disclosure (other than in response to a subpoena or other process issued by a government agency), I shall give the Company as much prior notice thereof as practical to enable the Company to seek, at its sole discretion, an appropriate order preventing such disclosure. I further acknowledge and reaffirm my confidentiality obligations set forth in my Employment Agreement and my continuing obligations with respect to the Restrictive Covenants as defined in the Employment Agreement, all of which remain in full force and effect, as do the obligations under Sections 14 (Post-Termination Obligations) and 15 (Arbitration) of the Employment Agreement and the payment timing provisions of Section 19 (Section 409A) of the Employment Agreement.

7. Expense Reimbursements. I acknowledge that I will be reimbursed for any unreimbursed business expenses under Section 7(a) of the Employment Agreement only to the extent in accordance with the Company’s expense reimbursement policies, timing, and restrictions, and that I must submit any final substantiation within 30 days after the Termination Date to receive payment or reimbursement.3

8. Return of Company Property. I confirm that I have returned to the Company in good working order all Company-owned keys, files, records (and copies thereof), equipment (including computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, smartphones, etc.), Company identification, Company proprietary and confidential information, and any other Company-owned property in my possession or control; that I will have left intact with, or delivered intact to, the Company all electronic Company documents and internal and external websites including those that I developed or helped to develop during my employment; and that I have thereafter deleted, and destroyed any hard copies of, all electronic files relating to the Company that are in my possession or control, including any that are located on any of my personal computers or external or cloud storage. I further confirm that I have cancelled all accounts for my benefit, if any, in the Company’s name, including credit cards, telephone charge cards, cellular phone accounts, and computer accounts. Notwithstanding the foregoing, I have been advised that I may retain my address book to the extent it contains only contact information and that the Company will reasonably cooperate with me at to the transfer of my cell phone number.

9. Entire Agreement. Except as referenced in Paragraph 7 above, this Release constitutes the entire agreement between the Company and me as to any matter referred to in this Release. This Release supersedes all other agreements between the Company and me, other than the general benefit plans under which I am a participant and any outstanding equity awards from the Company. In executing this Release, I am not relying upon any agreement, representation, written or oral statement, understanding, omission, or course of conduct that is not expressly set forth in this Release.

[3]	NTD: The expense reimbursement statement would be revised if there are gross-up amounts due at a later date.

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10. Governing Law; Arbitration. This Release shall be governed by and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of law principles. I acknowledge that I previously agreed, pursuant to Section 16 of my Employment Agreement, to arbitrate any claim relating to or arising out of my employment with the Company, and I acknowledge and affirm that such provision survives my termination from employment with the Company. For clarification, but not limitation, I further acknowledge and agree that any controversy or claim arising out of or in any way relating to this Release or the breach thereof shall also be settled by final and binding arbitration, consistent with the terms, procedures, and exceptions set forth in Section 15 of the Employment Agreement. I understand and agree that this arbitration provision shall not apply to claims brought in a court of competent jurisdiction by either me or any Released Party to compel arbitration under this provision, to enforce an arbitration award or to obtain preliminary injunctive and/or other equitable relief in support of claims that may be prosecuted in an arbitration by me or any Released Party.

11. Successors and Assigns. This Release will bind and inure to the benefit of the successors, assigns, heirs and personal representatives of the Released Parties and me.

12. Review Period; Revocation. I acknowledge that prior to signing this Release, I have been advised to consult with an attorney of my choice to review the Release, and have taken such opportunity to the extent I wish to do so. I further acknowledge that the Company has given me at least [twenty-one (21)]4 days to decide whether I wish to execute this Release. I understand that I may revoke this Release at any time during the seven (7) days after I sign it (the “Revocation Period”), and that the Release shall not become effective until the end of that Revocation Period. I understand and agree that by executing, timely returning, and not revoking this Release, I am waiving any and all rights or claims I might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that I have received consideration beyond that to which I was entitled without providing this Release. If I choose to revoke the Release, such revocation must be by means of a writing signed by me and delivered within the seven (7) day Revocation Period as follows: via facsimile or hand-delivery to [                ] at Equifax Inc., [                    ] or by facsimile number [                    ]. If I revoke this Release via facsimile, I agree that my facsimile signature will be valid and binding for all purposes.

13. Modification in Writing. No provision of this Release may be modified, amended or waived except by a writing signed by me and an authorized representative of the Company.

14. No Admission of Liability. This Release shall not at any time or for any purpose be deemed an admission of liability of any kind by any Released Party. This Release may not be used or introduced as evidence in any legal proceeding, except to enforce or challenge its terms.

[4]	NTD: To be revised when necessary, and any other OWBPA provisions added.

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15. Headings; Interpretation. The headings, titles and captions contained in this Release are inserted only for the convenience of the parties and for reference, and in no way define, limit, extend or describe the scope of this Release or the intent of any provision hereof. References in this Release to “include” or “including” should be read as though they said “without limitation” or equivalent forms.

16. Severability. If any provision of this Release shall, for any reason, be held by a court or other tribunal of competent jurisdiction to be invalid, void or unenforceable, in whole or in part, such adjudication shall in no way affect any other provisions of this Release or the validity or enforcement of the remainder of this Release, and any provision thus affected shall itself be modified only to the extent necessary to bring the provision within the applicable requirements of the law.

17. Automatic Revocation. If the Company determines my cessation of employment is to be treated as for “Cause” either at or after the Termination Date (where permitted by the Employment Agreement) and acts upon such determination in a manner materially adverse to me, this Release, if already executed, is automatically revoked retroactively, and neither party is obligated by it.

18. Timely Execution. To receive the Severance Benefits, I must sign this Release on or after my Separation Date, and return it to the Company within [twenty-one (21) days] after my Separation Date, as follows: hand delivery or first-class mail to [                                    ] or by facsimile number [                    ].

Signatures on Following Page

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EMPLOYEE’S ACCEPTANCE OF RELEASE

I have read this Release and I understand all of its terms. I acknowledge and agree that this Release is executed voluntarily, without coercion, and with full knowledge of its significance. I further acknowledge that I have been given [twenty-one (21)] days during which to decide whether to execute this Release, and have used that time to the extent I wish to do so. I understand that my execution of this Release constitutes a full, unconditional general release of any and all known or unknown claims that I may have against any Released Party, despite the fact that I may become aware of claims in the future that I did not consider prior to signing this Release.

Date:
Mark W. Begor

Accepted:

Equifax Inc.

By:
[Name]
[Title]

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Annex VIII

Participant Confidentiality, Non-Competition,

Non-Solicitation and Assignment Agreement

PARTICIPANT CONFIDENTIALITY, NON-COMPETITION,

NON-SOLICITATION AND ASSIGNMENT AGREEMENT

This Participant Confidentiality, Non-Competition, Non-Solicitation and Assignment Agreement (the “Restrictive Covenant Agreement”) is entered into by and between Equifax Inc. on behalf of itself, its subsidiary and/or affiliate companies (collectively “Equifax” or the “Company”) and the aforementioned Participant (hereinafter “Participant”) (collectively, the “Parties”).

In consideration for Participant’s employment, pursuant to the terms of an employment agreement between Participant and the Company, dated March 27, 2018 (the “Employment Agreement”), to which this Restrictive Covenant Agreement is appended, as well as the Company’s provision of equity awards to Participant pursuant to the Equifax Inc. 2008 Omnibus Incentive Plan, as amended and restated effective May 2, 2013, and the Company’s intention to continue to provide Participant with training, and exposure to existing or prospective relationships, Trade Secrets, and/or Confidential Information, Participant agrees as follows:

1. Definitions. For the purposes of this Restrictive Covenant Agreement, the following capitalized terms shall be defined as follows:

A. “Business” means:

1. For individuals who work in or perform work for the U.S. Information Solutions (USIS) business unit (or any division of Equifax performing the following functions or providing the following services/products): Consumer information solutions in the United States, including: consumer credit reporting and scoring; identity management services; fraud detection and modeling services; decisioning software services that facilitate and automate consumer credit-oriented decisions; portfolio management services; mortgage reporting; property data and analytics; consumer financial marketing services; identity and fraud solutions solving for fraud detection and identity verification; wealth and asset data solutions; cross channel attribution products; and business information solutions, including business marketing and risk data compilation, business credit reporting and scoring, and related portfolio analytics.

2. For individuals who work in or perform work for the Workforce Solutions business unit (or any division of Equifax performing the following functions or providing the following services/products): Employment and income verification services, including identity and fraud solutions; unemployment claims management; social security number verification; identity authentication; employment-based tax credit services; payroll-based transaction services; human resources-related analytics; and management of assessments, onboarding and I-9 compliance of new hires.

3. For individuals who work in or perform work for the Global Consumer Solutions business unit (or any division of Equifax performing the following functions or providing the following services/products): Credit scores and monitoring; debt and household financial management; and identity theft products and related product features delivered to consumers via on-line and off-line distribution channels, including through indirect channels.

4. For individuals who work in or perform work for the International business unit (or any division of Equifax performing the following functions): consumer and/or credit information reporting, scoring and related information solutions; credit monitoring; decisioning software services that facilitate and automate consumer credit-oriented decisions; identity and fraud solutions; and consumer or commercial financial marketing services.

5. For the Participant, “Business” means and includes all of the businesses in Paragraph 1.A.1-4 above.

B. “Competitive Tasks” means the same or similar tasks that Participant performed on behalf of the Company during Participant’s last twelve (12) months of employment.

C. “Confidential Information” means (a) information of the Company, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, (ii) possesses an element of value to the Company, (iii) is not generally known to the Company’s competitors, and (iv) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential (such third party to be referred to as the “Third Party”), including, but not limited to, information provided to the Company by its licensors, suppliers, or Customers. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company or any Third Party, (iii) pricing information, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, licensors, suppliers, Customers, or any Third Party, including, but not limited to, Customer lists compiled by the Company, and Customer information compiled by the Company, and (vi) information concerning the Company’s or the Third Party’s financial structure and methods and procedures of operation, including, but not limited to, processes for crafting and using equipment. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without to Participant’s knowledge violating this Restrictive Covenant Agreement or the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.

D. “Contact” means any interaction that takes place in the last twelve (12) months of Participant’s employment with the Company and is between Participant and a Customer:

1. With whom Participant dealt on behalf of the Company;

2. Whose dealings with the Company were coordinated or supervised by Participant;

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3. About whom Participant obtained Trade Secrets or Confidential Information in the ordinary course of business as a result of Participant’s work performed on behalf of the Company; or

4. Who purchases products or services from the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Participant.

E. “Customer” means any person or entity to whom the Company has sold its products or services or directly solicited to sell its products or services.

F. “Company Worker” means any person who (i) was employed by the Company at the time Participant’s employment with the Company ended, and (ii) remains employed by the Company during the Restricted Period.

G. “Enterprise Competitors” means the following companies, as well as any successor entities: Experian; TransUnion; LexisNexis; Dun & Bradstreet; Fair Isaac Corporation; Acxiom; and CBC Companies.

H. “Restricted Competitors” means the following companies, as well as any successor entities:

1. For individuals who work in or perform work for the U.S. Information Solutions (USIS) business unit (or any division of Equifax performing the functions or providing the services/products listed in Paragraph 1.A.1. above): Experian; TransUnion; LexisNexis; Dun & Bradstreet; Fair Isaac Corporation; CBCInnovis; CoreLogic; Acxiom; Verisk Analytics; LifeLock; Neustar; and Nielsen.

2. For individuals who work in or perform work for the Workforce Solutions business unit (or any division of Equifax performing the functions or providing the services/products listed in Paragraph 1.A.2. above):

a. Verification services: CoreLogic; Credco; CBCInnovis; Interthinx; Kroll; LexisNexis; Experian; TransUnion; Lifelock; IDology and Credit Plus.

b. Unemployment claims management: Corporate Cost Control; Employer’s Unity; Employer’s Edge; Thomas & Thorngren; and Ernst & Young.

c. Tax-credit services: ADP; First Advantage; Ernst & Young; PWC; and SuccessFactors.

d. Workforce analytics: Ernst & Young; ADP; HealthEfx; Tango; and Unify HR.

e. I-9 solutions: TrackerCorp; ADP; LawLogix; HireNow; HireRight;and Form I-9.

f. Compliance Center solutions: Kenexa; Taleo; Workday; Silk Road; iCIMS; Ultimate Software; and ADP.

3. For individuals who work in or perform work for the Global Consumer Solutions business unit (or any division of Equifax performing the functions or providing the services/products listed in Paragraph 1.A.3. above): Experian; TransUnion; One Technologies; Credit Karma; Credit Sesame; Intuit (Mint); CSID; Lifelock; Intersections; and Affinion.

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4. For individuals who work in or perform work for the International business unit (or any division of Equifax performing the functions or providing the services/products listed in Paragraph 1.A.4. above): Experian; TransUnion; Fair Isaac Corporation; and Dun & Bradstreet.

5. For the Participant, “Restricted Competitor” means and includes all of the entities and successors in Paragraph 1.H.1-4 above. In addition, any private equity fund, hedge fund, or other investment vehicle that invests in or holds a position in a Restricted Competitor or Enterprise Competitor shall itself be treated as a Restricted Competitor or Enterprise Competitor for the Participant, provided that his services to such investment vehicle or its managers or advisors shall not be treated as prohibited by this Restrictive Covenants Agreement as long as he (i) is recused from any involvement in the investment or management decisions of the Restricted Competitor set forth in Paragraph 1.H.1-4 above or Enterprise Competitors set forth in Paragraph 1.G, (ii) does not provide services to the investment vehicle or its managers or advisors with respect to the Restricted Competitors set forth in Paragraph 1.H.1-4 above or Enterprise Competitors set forth in Paragraph 1.G, and (iii) does not otherwise use any Confidential Information or Trade Secrets covered by this Restrictive Covenants Agreement in connection with the investment vehicle or its managers or advisers.

I. “Restricted Period” means the time period during Participant’s employment with the Company, and for twelve (12) months after Participant’s employment with the Company ends.

J. “Trade Secrets” means the Company’s trade secrets as defined by applicable statutory or common law.

2. Employment. During Participant’s employment, Participant shall perform such duties for and on behalf of the Company as may be determined and assigned to Participant from time to time by Equifax in accordance with his Employment Agreement.

3. Employment Relationship. The Parties acknowledge and agree that this Restrictive Covenant Agreement does not create a contract of employment for a specified term. Unless Equifax and Participant have entered into a written agreement to the contrary, Participant’s employment relationship with the Company is at-will. This means that Participant may terminate his employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate Participant’s employment at any time with or without cause or advance notice.

4. Acknowledgments. Participant acknowledges that:

A. Equifax is engaged in the Business as defined in Paragraph 1.A.;

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B. Participant’s position is a position of trust and responsibility with Equifax and will provide Participant with continued access to Confidential Information, Trade Secrets, and/or valuable information concerning employees and customers of the Company;

C. the Trade Secrets and Confidential Information, and the relationship between Equifax and each of its employees and customers, are valuable assets of Equifax;

D. Equifax’s competitors, including, but not limited to, the Enterprise Competitors and the Restricted Competitors, will obtain an unfair advantage if Participant (i) discloses Confidential Information or Trade Secrets to the Company’s competitors, (ii) uses Confidential Information or Trade Secrets on behalf of any entity that competes with the Company, or (iii) exploits the relationships Participant develops on behalf of the Company during his employment to solicit Customers or Company Workers on behalf of any entity that competes with Equifax and in violation of this Restrictive Covenant Agreement; and

E. the restrictions contained in this Restrictive Covenant Agreement are reasonable and necessary to protect the legitimate business interests of the Company, and will not impair or infringe upon Participant’s right to work or earn a living in the event Participant’s employment with the Company ends.

5. Trade Secrets and Confidential Information.

A.	Participant agrees that he will not:

1.	Either during or for a period of two (2) years after Participant’s employment with Equifax, use or disclose the Confidential Information for any purpose other than the performance of duties in the Business on behalf of the Company or in compliance with legal process, except as authorized in writing by Equifax, and Participant shall not use or disclose Trade Secrets indefinitely, except in the good faith performance of his duties to the Company, or in compliance with legal process;

2.	During Participant’s employment with Equifax, except in compliance with legal process, use or disclose (a) any confidential information or trade secrets of any Third Party, or (b) any works of authorship developed in whole or in part by Participant for any Third Party, unless authorized in writing by the Third Party; or

3.	upon the conclusion of Participant’s employment with the Company for any reason retain Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form) that are in Participant’s possession or control, unless instructed to do so in writing by Equifax. Notwithstanding the foregoing, Participant may retain his address book to the extent it only contains contact information and the Company will reasonably cooperate with Participant as to the transfer of his cell phone number.

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B.	Pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

6. Non-Competition with Enterprise Competitors. During the Restricted Period, Participant will not, except as authorized in writing by Equifax’s Board of Directors (the “Board”) or its delegate, perform Competitive Tasks on behalf of any of the Enterprise Competitors. Participant acknowledges that he has authority over and/or will gain Trade Secrets and Confidential Information regarding multiple areas of Business. Because the Enterprise Competitors compete with most or all of the Company’s Business, Participant agrees that the Company has a legitimate interest in preventing Participant from performing Competitive Tasks on behalf of any business unit of the Enterprise Competitors.

7. Non-Competition with Restricted Competitors or Other Entities. During the Restricted Period, Participant will not, except as authorized in writing by Equifax’s Board or its delegate, perform Competitive Tasks within the United States on behalf of any of the Restricted Competitors or perform Competitive Tasks in competition with the Business on Participant’s own behalf or on behalf of any other person or entity, in the territory where the employee is working at the time of termination. This restriction is limited to a prohibition on working on Participant’s own behalf or on behalf of any other person or entity (or a recognized division or department thereof) that competes with the area(s) of the Business in which Participant worked or for which Participant performed work during Participant’s last twelve (12) months of employment with Equifax; this restriction does not prevent Participant from working exclusively for a recognized division or department of another entity, that does not compete with the area(s) of the Business for which Participant performed work during Participant’s last twelve (12) months of employment with Equifax.

8. Non-Solicitation of Customers. During the Restricted Period, Participant will not directly or indirectly solicit any Customer of the Company for the purpose of selling or providing any products or services competitive with those offered by the area(s) of the Business in which Participant worked or for which Participant performed work during Participant’s last twelve (12) months of employment with Equifax. The restrictions set forth in this Section apply only to Customers with whom Participant had Contact. Nothing in this Section shall be construed to prohibit Participant from soliciting any Customer of the Company for the purpose of selling or providing any products or services: (a) to a Customer that has terminated its business relationship with the Company (for reasons other than being solicited or encouraged by Participant to do so), or (b) competitive with a product line or service line the Company no longer offers.

9. Non-Solicitation of Company Workers. During the Restricted Period, Participant will not, directly or indirectly, on his behalf or on behalf of others, solicit any Company Worker whom Participant supervised during his last year of employment, directly or indirectly, or with whom Participant regularly worked during his last year of employment to terminate his employment relationship with Equifax. The foregoing shall not be violated by general advertising not targeted at Company workers or by serving as a reference upon request.

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10. Work Product. Except as set forth in a separate written agreement executed by a corporate executive officer of Equifax, ownership of all programs, systems, inventions, discoveries, developments, modifications, procedures, ideas, innovations, know-how or designs that either relate to Equifax’s business or actual or demonstrably anticipated research or development or result from any work performed by Participant for Equifax (hereinafter collectively called “Inventions”) are the property of Equifax. Inventions shall not include any intellectual property the assignment of which to Equifax would be expressly prohibited by a specifically applicable state law, regulation, rule or public policy, such as Delaware Code Annotated, Title 19, § 805, Illinois Revised Statutes, Chapter 140, §§ 301-303, Kansas Statutes Annotated, §§ 44-130, Minnesota Statutes Annotated, § 181.78, North Carolina General Statutes, §§ 66-57.1, 66-57.2, Utah Code Annotated, §§ 34-39-2, 34-39-3, or Washington Revised Code Annotated, §§ 49.44.140, 49.44.150. Participant will cooperate in applying for patents, trademarks or copyrights on all Inventions as Equifax requests, and agrees to assign and hereby does assign those patents, trademarks, copyrights and/or all other intellectual property rights to Equifax. Any works of authorship created by Participant in the course of Participant’s duties are subject to the “Work for Hire” provisions contained in sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. Accordingly, all rights, title and interest to copyrights in all works of authorship which have been or will be prepared by Participant within the scope of Participant’s employment (hereinafter collectively called the “Works”), shall be the property of Equifax. Participant further acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in Equifax the copyrights to any Works, Participant shall assign and hereby does assign to Equifax all rights, title and interest to copyrights which Participant may have in the Works. Participant shall disclose to Equifax all Works and will execute and deliver all applications for registration, registrations, and further documents relating to the copyrights to the Works. Participant shall provide such additional assistance as Equifax may deem necessary and desirable to assign the Works or Inventions to Equifax and/or secure Equifax title to the patents, trademarks, copyrights and/or all other intellectual property rights in the Works or Inventions, including the appointment of Equifax as its agent to effect for such purposes. To the extent that any preexisting rights are embodied or reflected in the Works or Inventions, Participant grants to Equifax an irrevocable, perpetual, non-exclusive, world-wide, royalty-free right and license to (i) use, execute, reproduce, display, perform, distribute copies of and prepare derivative works based upon such preexisting rights; and (ii) authorize others on Equifax’s behalf to do any or all of the foregoing, and Participant warrants that he has full and unencumbered authority to grant such a license. The confidentiality requirements of the preceding paragraphs of this Restrictive Covenant Agreement will apply to all of the above.

11. Return of Company Property/Materials. Upon the termination of Participant’s employment for any reason or upon Equifax’s request at any time, Participant shall immediately return to Equifax all of Equifax’s property, including, but not limited to, any mobile/smart phone, tablet, keys, passcards, credit cards, confidential or proprietary lists (including, but not limited to, customer or vendor lists existing in any format), rolodexes, tapes, laptop computer, software, computer files, external data device, marketing and sales materials, information relating to work done for Equifax or that Participant obtained as a result of

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working for Equifax (including such information residing on Participant’s personal computer, e-mail account, external data device, or mobile/smart phone) and any other property, record, document, or piece of equipment belonging to Equifax. Notwithstanding the foregoing, Participant may retain his address book to the extent it only contains contact information and the Company will reasonably cooperate with Participant as to the transfer of his cell phone number. Participant will not retain and shall provide to Equifax any copies of Equifax’s property, including any copies existing in electronic form. To the extent that Participant cannot return copies of Equifax property (such as files existing on Participant’s home computer or personal e-mail account), then Participant shall provide a copy of the file to Equifax (including all available Metadata) and then permanently delete the file (unless otherwise instructed in writing to preserve it by Equifax). The obligations contained in this Section shall also apply to any property that belongs to a third party, including, but not limited to, (a) any entity which is affiliated or related to the Company, or (b) the Company’s customers, licensors, or suppliers. If Participant has any questions regarding his obligations to return and not to retain Company property, then Participant is obligated to contact Participant’s direct supervisor (as of the end of Participant’s employment) to obtain guidance.

12. Post-Employment Disclosure. During the Restricted Period, Participant shall provide a copy of this Restrictive Covenant Agreement to persons and/or entities for whom Participant works or consults as an owner, partner, joint venturer, employee, or independent contractor. If, during the Restricted Period, Participant agrees to work or consult for another person or entity as an owner, partner, joint venturer, employee or independent contractor, then Participant shall provide Equifax before Participant’s first day of work or consultation with such person’s or entity’s name, the nature of such person’s or entity’s business, Participant’s job title, and a general description of the services Participant will provide.

13. Injunctive Relief. If Participant breaches this Restrictive Covenant Agreement, Participant agrees that:

A. Equifax would suffer irreparable harm;

B. it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by Equifax; and

C. if Equifax seeks injunctive relief to enforce this Restrictive Covenant Agreement, Participant will waive and will not assert any defense that Equifax has an adequate remedy at law with respect to the breach.

Nothing contained in this Restrictive Covenant Agreement shall limit Equifax’s right to any other remedies at law or in equity.

14. Clawback. If Participant materially breaches this Restrictive Covenant Agreement, then the Compensation Committee of the Board (the “Compensation Committee”) may, notwithstanding any other provision in an equity compensation award agreement (the “Award Agreement”) to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit Participant’s Award (as that term is defined in the Award Agreement). Without limiting the generality of the foregoing, the Committee may also require

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Participant to pay to the Company any gain realized by Participant from the Shares (as that term is defined in the Award Agreement) awarded during the period beginning six months prior to the date on which Participant engaged or began engaging in activity in violation of this Restrictive Covenant Agreement. Participant agrees that in the event that the Committee takes any action set forth in this Paragraph: (a) the covenants set forth herein will remain in effect as Participant will have received consideration above and beyond the Shares; and (b) Equifax will remain entitled to injunctive relief because it would not be made whole simply through the potential actions set forth in this Paragraph. Nothing in this Paragraph limits the terms of the Company’s Policy on Recovery and Recoupment of Incentive Compensation, effective March 5, 2018, as amended from time to time.

15. Independent Enforcement. Each of the covenants set forth herein shall be construed as covenants independent of: (a) any agreements other than this Restrictive Covenant Agreement; or (b) any other covenants in this Restrictive Covenant Agreement, and the existence of any claim or cause of action by Participant against Equifax, whether predicated on this Restrictive Covenant Agreement or otherwise, regardless of who was at fault and regardless of any claims that either Participant or Equifax may have against the other, shall not constitute a defense to the enforcement by Equifax of the covenants set forth herein. Equifax shall not be barred from enforcing the restrictive covenants set forth herein by reason of any breach of: (a) any other part of this Restrictive Covenant Agreement; or (b) any other agreement with Participant.

16. Computer Authorization. Participant agrees that Participant is not authorized to use Equifax’s computer system or any of Equifax’s IT hardware or software for any purpose in actual or contemplated competition with Equifax. This includes but is not limited to: (a) transferring information relating to Equifax’s Business from Equifax’s system, hardware, or software to an external device or account for the purpose of using, disclosing, or retaining such information after the end of Participant’s employment; or (b) deleting information relating to Equifax’s Business from Equifax’s system, hardware, or software in advance of the end of Participant’s employment with Equifax.

17. Compliance with Federal and State Law. Participant acknowledges that Equifax is obligated under federal and state credit reporting and similar laws and regulations to hold in confidence and not disclose certain information regarding individuals, firms or corporations which is obtained or held by Equifax, and that Equifax is required to adopt reasonable procedures for protecting the confidentiality, accuracy, relevancy and proper utilization of consumer credit information. In that regard, except as necessary to perform Participant’s duties for Equifax, Participant will hold in strict confidence, and will not use, reproduce, disclose or otherwise distribute any information which Equifax is required to hold confidential under applicable federal and state laws and regulations, including the federal Fair Credit Reporting Act (15 U.S.C. § 1681 et seq.) and any state credit reporting statutes.

18. Misuse of Data. Participant agrees that any unauthorized disclosure of confidential codes, system access instructions or file data, intentional alteration or destruction of data, or unauthorized access or updating of Participant’s own or any other files can lead to immediate termination and federal prosecution under the Fair Credit Reporting Act, the Counterfeit Access Device and Computer Fraud and Abuse Act, or prosecution under other state and federal laws. Should Participant ever be approached by anyone to commit unauthorized or illegal acts or to disclose confidential materials or data, Participant will immediately report this directly to Equifax management.

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19. Waiver. Equifax’s failure to enforce any provision of this Restrictive Covenant Agreement shall not act as a waiver of that or any other provision. Equifax’s waiver of any breach of this Restrictive Covenant Agreement shall not act as a waiver of any other breach.

20. Severability. The provisions of this Restrictive Covenant Agreement are severable. If any provision is determined to be invalid, illegal, or unenforceable, in whole or in part, then such provision shall be modified so as to be enforceable to the maximum extent permitted by law. If such provision cannot be modified to be enforceable, then the unenforceable element of the provision (or, failing that, the entire provision) shall be severed from this Restrictive Covenant Agreement. The remaining provisions and any partially enforceable provisions shall remain in full force and effect. Equifax states specifically that Paragraphs 6 and 7 above shall not restrict the right of a lawyer to practice after termination. Rather, for any lawyer signing this Restrictive Covenant Agreement, Paragraphs 6 and 7 shall not apply to Competitive Tasks involving the practice of law.

21. Governing Law. This Restrictive Covenant Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to Georgia’s choice of law rules.

22. No Strict Construction. If there is a dispute about the language of this Restrictive Covenant Agreement, the fact that one Party drafted the Restrictive Covenant Agreement shall not be used in its interpretation.

23. Entire Agreement. This Restrictive Covenant Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Restrictive Covenant Agreement. This Restrictive Covenant Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Restrictive Covenant Agreement, except for any handbooks or security policies issued by Equifax and applicable to Participant.

24. Amendments. Participant understands that at any time during his employment, Equifax may request that Participant sign an amendment to this Restrictive Covenant Agreement that would modify the restrictive covenants herein based on changes to Participant’s duties, changes in the area for which Participant has responsibility, changes in Equifax’s Business, or changes in the law regarding restrictive covenants. This Restrictive Covenant Agreement may not otherwise be amended or modified except in writing signed by both Parties.

25. Successors and Assigns. This Restrictive Covenant Agreement shall be assignable to, and shall inure to the benefit of, Equifax’s successors and assigns, including, without limitation, successors through merger, name change, consolidation, or sale of a majority of Equifax’s stock or assets, and shall be binding upon Participant. Participant shall not have the right to assign his rights or obligations under this Restrictive Covenant Agreement. The covenants contained in this Restrictive Covenant Agreement shall survive cessation of Participant’s employment with the Company, regardless of who causes the cessation or the reason for the cessation.

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26. Exclusive Jurisdiction and Venue. Participant agrees that any claim arising out of or relating to this Restrictive Covenant Agreement shall be brought exclusively in the state or federal courts of competent jurisdiction located in the State of Georgia. Participant consents to the personal jurisdiction of such courts and thereby waives: (a) any objection to jurisdiction or venue; or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

Participant acknowledges that he has carefully read this Restrictive Covenant Agreement, knows and understands its terms and conditions, and has had the opportunity to ask the Company any questions Participant may have had prior to accepting this Restrictive Covenant Agreement. Participant also acknowledges that he consulted an attorney of Participant’s choice to review this Restrictive Covenant Agreement before accepting it.

Signatures Follow

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Date: March 27, 2018		/s/ Mark W. Begor
Mark W. Begor

Accepted:

Equifax Inc.

/s/ Mark L. Feidler
Mark L. Feidler
Non-Executive Chairman
Equifax Inc. Board of Directors

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